                       SCHEDULE 14A INFORMATION STATEMENT
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [X]  Preliminary Proxy Statement

     [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                              UNITED BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
          and 0-11

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                                      2007

                           (UNITED BANCORP, INC. LOGO)
                        P. O. BOX 248, TECUMSEH, MI 49286

                           (UNITED BANCORP, INC. LOGO)

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 17, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Civic Auditorium, 400 North Maumee Street, Tecumseh, Michigan, on Tuesday, April 17, 2007 at 4:30 p.m., local time, for the following purposes:

     1. To elect four directors constituting Class I of the Board of Directors, to serve for three years until the 2010 Annual Meeting of Shareholders and upon the election and qualification of their successors, and to elect one director to Class III of the Board of Directors, to serve for two years until the 2009 Annual Meeting of Shareholders and upon the election and qualification of his successor.

     2. To approve an amendment to the Company's Restated Articles of Incorporation of the Company to increase its authorized shares of common stock from five million to ten million shares.

     3.   To approve the amended and restated Director Retainer Stock Plan.

     4. To approve the amended and restated Senior Management Bonus Deferral Stock Plan.

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 23, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 2007. A copy of the disclosure statement for either of the subsidiary banks of United Bancorp, Inc. may be obtained by contacting Dale L. Chadderdon at the address listed below.

You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Dale L. Chadderdon
                                        ----------------------------------------
March 16, 2007                          Dale L. Chadderdon
                                        Executive Vice President & Chief
                                        Financial Officer

  Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 -
                      Phone 517.423.8373 - Fax 517.423.5041

                           (UNITED BANCORP, INC. LOGO)

                              2006 PROXY STATEMENT

                                TABLE OF CONTENTS

Introduction                                                                   1
Proposal 1 - Election of Directors                                             2
Directors and Executive Officers                                               3
   Information Concerning Nominees and Incumbent Directors                     3
   Information Concerning Executive Officers                                   4
Communicating with the Board of Directors                                      5
Committees and Meetings of the Board of Directors                              5
Compensation of Directors and Executive Officers                               7
   Compensation Discussion and Analysis                                        7
   Compensation of Executive Officers                                         11
      Summary Compensation Table                                              11
      Employment Contracts                                                    12
      Equity Awards                                                           15
      Stock Options Exercised and Vested                                      16
   Compensation of Directors                                                  16
Proposal 2 - Amendment of Restated Articles of Incorporation                  18
Proposal 3 - To approve the amended and restated Director Retainer Stock
   Plan                                                                       19
Proposal 4 - To approve the amended and restated Senior Management Bonus
   Deferral Stock Plan                                                        22
Compensation & Governance Committee Interlocks and Insider Participation      24
Security Ownership of Certain Beneficial Owners                               25
Security Ownership of Management                                              25
Directors, Executive Officers, Principal Shareholders and their Related
   Interests - Transactions with the Banks                                    26
Beneficial Ownership Reporting Compliance                                     27
Relationship With Independent Public Accountants                              27
Other Matters                                                                 28
Management's Discussion and Analysis of Financial Condition and Results of
   Operations and Consolidated Financial Statements                          A-1
Audit & Compliance Review Committee Charter                                  B-1
Compensation & Governance Committee Charter                                  C-1
Amendment to Articles of Incorporation                                       D-1
Director Retainer Stock Plan                                                 E-1
Senior Management Bonus Deferral Stock Plan                                  F-1

                           (UNITED BANCORP, INC. LOGO)

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company" or "UBI") of the accompanying Proxy to be used at the 2007 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 17, 2007 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 16, 2007. If you have elected to receive your Proxy Statement and Annual Report electronically, we will mail your Proxy by that same date, along with the address of the website where you may download and view your other materials. The mailing address of the principal executive offices of the Company is P. O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on February 23, 2007 will be entitled to notice of and to vote at the Annual Meeting. On February 23, 2007, there were 2,623,716 shares of the Common Stock of the Company outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposals to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. IF NO INSTRUCTIONS ARE SPECIFIED IN THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED IN FAVOR OF THE PROPOSALS PRESENTED AT THE ANNUAL MEETING BY THE BOARD OF DIRECTORS. Any Proxy may be revoked by the person giving it at any time prior to being voted, either by giving another Proxy bearing a later date or by notifying the Secretary of the Company, Dale L. Chadderdon, at the Company's principal executive offices, in writing of such revocation or by attending the Annual Meeting and voting in person.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Officers and regular employees of the Company and its subsidiaries may also solicit proxies, personally and by telephone or other means, for which they will receive no additional compensation and at a minimal cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any nominations to the Board of Directors or other proposals by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 2008 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Executive Vice President & Chief Financial Officer, at the principal executive offices of the Company by January 16, 2008 for a director nomination, or by November 14, 2007 for any other shareholder proposal.

                         Planning to attend the meeting?

IF YOUR COMPANY STOCK IS HELD IN A BROKERAGE ACCOUNT OR BY A BANK OR OTHER NOMINEE, YOU ARE CONSIDERED THE BENEFICIAL OWNER OF SHARES "HELD IN STREET NAME," AND THIS PROXY STATEMENT IS BEING FORWARDED TO YOU BY YOUR BROKER OR NOMINEE. YOUR NAME DOES NOT APPEAR ON THE REGISTER OF SHAREHOLDERS AND, IN ORDER TO BE ADMITTED TO THE MEETING, YOU MUST BRING A LETTER OR ACCOUNT STATEMENT SHOWING THAT YOU ARE THE BENEFICIAL OWNER OF THE SHARES. YOU WILL NOT BE ABLE TO VOTE AT THE MEETING, AND SHOULD INSTRUCT YOUR BROKER OR NOMINEE HOW TO VOTE ON YOUR BEHALF, UNLESS YOU HAVE A LEGAL PROXY FROM THE SHAREHOLDER OF RECORD APPOINTING YOU AS ITS PROXY. IF YOU HAVE ANY QUESTIONS ABOUT THE MEETING OR REQUIRE SPECIAL ASSISTANCE, PLEASE CALL DIANE SKEELS, AT (517) 423-1760.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 2007 Annual Meeting of Shareholders ("Class I Directors") are James D. Buhr, James C. Lawson, Donald J. Martin and David E. Maxwell.

The Board of Directors has by resolution nominated four individuals for election as Class I Directors at the 2007 Annual Meeting of Shareholders, all of whom are incumbent Class I Directors. Those persons who are elected as Class I Directors at the 2007 Annual Meeting of Shareholders will hold office for three years, until their terms expire at the 2010 Annual Meeting of Shareholders and upon the election and qualification of their successors. If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve or the proxies may vote the shares to elect any substitute nominee recommended by the Board of Directors.

Director George H. Cress currently serves as a Class III Director, but has reached mandatory retirement age and will retire from the Board effective with the 2007 Annual Meeting of Shareholders. The Board of Directors has by resolution nominated Robert G. Macomber as a Class III Director to hold office for two years, until his term expires at the 2009 Annual Meeting of Shareholders and upon the election and qualification of his successor. Mr. Macomber was recommended as a director by the Company's Compensation and Governance Committee, which serves as the Company's nominating committee. The Committee knows of Mr. Macomber since he currently is a Director of United Bank & Trust - Washtenaw and formerly served as a Director of United Bank & Trust.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting), Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Directors receiving the five highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

It is intended that the shares represented by Proxies in the accompanying form will be voted FOR the election of the five Board nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF
                         ALL FIVE NOMINEES AS DIRECTORS

                        DIRECTORS AND EXECUTIVE OFFICERS

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

The following table discloses the name and age of each incumbent Director and Director Nominee, his or her five year business experience, and the year each became a Director of the Company.

                                                                        DIRECTOR
             NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                 SINCE
             --------------------------------------------               --------
DIRECTOR NOMINEE - TERM TO EXPIRE IN 2009 (CLASS III)

Robert G. Macomber, age 52; Chief Executive Officer, Atwell-Hicks,        2007
engineering and land development consultants, Ann Arbor, MI; Director of United Bank & Trust - Washtenaw ("UBTW")

DIRECTOR NOMINEES - TERMS TO EXPIRE IN 2010 (CLASS I)

James D. Buhr, age 58; Owner, J.D. Buhr & Company, LLC, corporate         2004
finance advisors, Ann Arbor, MI; Director of UBTW.

James C. Lawson, age 59; General Manager, Avery Oil & Propane,            1986
Tecumseh, MI; Director of United Bank & Trust ("UBT")

Donald J. Martin, age 67; President and Director, Martin's Home           1985
Center, hardware and furniture store, Tecumseh, MI; Director of UBT

David E. Maxwell, age 67; Retired Executive Vice President and Chief      1986
Operating Officer, Brazeway, Inc., manufacturer of extruded aluminum tubing and related products, Adrian, MI; Director of UBT

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2008 (CLASS II)

John H. Foss, age 64; Director, La-Z-Boy Incorporated; Retired            1992
Director, Vice President, Treasurer and Chief Financial Officer,
Tecumseh Products Company, manufacturer of compressors and
refrigeration components, engines, and power train components,
Tecumseh, MI; Director of UBT

James G. Haeussler, age 48; President, Peters Building Company,           2005
Saline, MI; Director of UBTW

David S. Hickman, age 66; Chairman of the Company; Chief Executive        1985
Officer of the Company (1991-2005); Tecumseh, MI; Chairman of the
Board and Director of UBT; Director of UBTW (2001-2005)

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2009 (CLASS III)

Joseph D. Butcko, age 65; Co-owner, Saline Properties, Inc., Saline,      1997
MI; Director of UBTW since 2003; Director of UBT (to 2003)

Robert K. Chapman, age 63; President (2001-2005) and Chief Executive      2001
Officer, Director of UBTW; President (since 2003) and CEO (2006) of the Company; Vice Chairman of the Company (2001-2003)

George H. Cress, age 70; Chairman and Director of UBTW (1)                2001

Kathryn M. Mohr, age 44; Member, Robison, Curphey & O'Connell,            2003
Attorneys; Adrian, MI and Toledo, OH; Director of UBT

(1) Director Cress has reached mandatory retirement age and will retire from the Board effective with the 2007 Annual Meeting of Shareholders.

None of the Director nominees or incumbents, with the exception of John H. Foss, serves as a director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15 (d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended. Mr. Foss is a director of La-Z-Boy Incorporated. With the exception of Directors Hickman and Chapman, all Directors meet the Nasdaq standards for Director independence pursuant to Rule 4200(a)(15).

The Board of Directors reviewed transactions in 2006 with companies owned by Directors, for the purpose of determining whether those transactions impacted the independence of the Directors. The Company conducted transactions in the normal course of business with companies affiliated with Mr. Martin, Mr. Lawson and Ms. Mohr during 2006, none of which exceeded $25,000. The Board determined that these transactions did not impact the independence of these Directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Following is a current listing of Executive Officers of the Company, setting forth the name, age, five year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. The Board may also designate Executive Officers at regular or special meetings of the Board.

                                                               EXECUTIVE OFFICER
        NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                 SINCE
        --------------------------------------------           -----------------
Robert K. Chapman, age 63; President (since 2003) and Chief           2001
Executive Officer (2006) of the Company; President
(2001-2005) & Chief Executive Officer of UBTW; Director of
UBTW and UBI; Vice Chairman (2001-2003) of the Company

Dale L. Chadderdon, age 58; Executive Vice President & Chief          1987
Financial Officer (since 2005) of the Company; Senior Vice
President, Secretary and Treasurer of the Company (to 2004);
Executive Vice President and Chief Financial Officer of UBT;
Chief Financial Officer of UBTW (since 2001)

Randal J. Rabe, age 48; Executive Vice President of the               2003
Company (since 2003); President (2003) & Chief Executive
Officer (2005) and Director (since 2003) of UBT; Group
Controller for LifeStyle Furnishings International, Ltd,
High Point, N.C. (1998-2003)

Todd C. Clark, age 37; Executive Vice President of the                2005
Company (2006); President and Chief Banking Officer;
Director (2006) of UBTW; Executive Vice President
(2001-2005) of UBTW.

Gary D. Haapala, age 43; Executive Vice President of the              2006
Company (2006); Executive Vice President - Wealth Management
Group of UBT (2006). Regional Manager, Vice President,
Private Client Group, Fifth Third Bank, East Lansing, MI
(2003-2006); Group Manager, First Vice President,
Institutional Trust, Comerica Bank, Detroit, MI (1996-2003)

Thomas C. Gannon, age 53; Senior Vice President - Human               1998
Resources & Communication of the Company (since 2005); Vice
President (2001-2004) of the Company; Senior Vice President
- Human Resources & Communication, UBT (to 2004)

John A. Odenweller, age 60; Senior Vice President -                   2001
Operations & Technology of the Company (since 2005); Vice
President (2001-2004) of the Company; Senior Vice President
- Operations & Technology, UBT (to 2004)

Jamice W. Guise, age 43; Senior Vice President and Chief              2005
Marketing Officer (since 2005); Marketing Consultant for
Strategy Network, Inc., Livonia, MI (2004-2005); Account
Director for Campbell-Ewald Advertising Agency, Warren, MI
(1999-2004)

COMMUNICATING WITH THE BOARD

Shareholders may communicate with the Board of Directors, its Committees or any member of the Board of Directors by sending a letter to David S. Hickman, Chairman of the Board, United Bancorp, Inc., P.O. Box 248, Tecumseh, Michigan 49286. All shareholder communications will be forwarded to the Board, the Committee or the Director as indicated in the letter. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the year ended December 31, 2006, the Board of Directors of the Company met a total of six times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member. The Directors are not required to attend our annual shareholder meeting. All Directors attended the 2006 Annual Meeting of Shareholders. The Company has an Audit and Compliance Review Committee ("Audit Committee") and a Compensation & Governance Committee. The Compensation and Governance Committee also serves as nominating committee.

Audit Committee Report, Charter, and Independence

The Audit and Compliance Review Committee consists of Joseph D. Butcko, John H. Foss and James G. Haeussler. The Committee met four times during the year ended December 31, 2006. Each of these members meets the requirements for independence set forth under the Sarbanes-Oxley Act and in Rule 4200(a)(15) of the listing standards of Nasdaq. While the Company is not subject to these standards, it has chosen to comply with them voluntarily. In addition, the Board of Directors determined that Mr. Foss has met the qualifications to be considered an "audit committee financial expert" as set forth under rules adopted by the Securities and Exchange Commission.

One of the functions of the Audit Committee is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the financial reporting of the Company and its subsidiaries. The Audit Committee also reviews examination reports of the Federal and State regulatory agencies and selects the Company's independent auditors. The Audit Committee makes periodic reports to the Board of Directors regarding these matters. The Company retained BKD LLP ("BKD") as external auditors beginning with the year ended December 31, 2002. The Committee has selected BKD as the Company's external auditors for 2007.

The Board of Directors has adopted a written charter for the Audit and Compliance Review Committee, a copy of which is attached as Attachment B. The Board of Directors reviews and approves changes to the Audit and Compliance Review Committee Charter annually.

The Company does not contract for the services of BKD in matters other than audit of financial statements and tax services, and they are compensated for their services.

The Audit Committee reports that with respect to the audit of the Company's consolidated financial statements for the year ended December 31, 2006, included in the Company's Annual Report to Shareholders:

     - The Audit Committee has reviewed and discussed the Company's 2006 audited consolidated financial statements with the Company's management.

     - The Audit Committee has discussed with its independent auditors, BKD, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

     - The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, as may be modified or supplemented, and has discussed with the auditors the auditor's independence from the Company.

Based on the review and the discussions referenced in the three paragraphs above, the Audit Committee recommended to the Board of Directors that the Company's 2006 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

                                           Audit and Compliance Review Committee
                                                    James G. Haeussler, Chairman
                                                                Joseph D. Butcko
                                                                    John H. Foss

Compensation & Governance Committee

The Board of Directors of the Company has established a Compensation & Governance Committee, which addresses matters relating to employment, compensation, and management performance while maintaining appropriate interaction with its subsidiary bank boards. The Compensation & Governance Committee serves as the nominating committee for the Board of Directors of the Company. The Board of Directors has adopted a written charter for the Committee, a copy of which is attached as Attachment C. The Compensation & Governance Committee also produces a report on executive officer compensation as required by the Securities and Exchange Commission to be included in our proxy statement or annual report on Form 10-K.

The Compensation & Governance Committee recommends the compensation for executive officers and directors of the Company and the Banks. The chief executive officers of the Company and of the Banks provide input into the recommended compensation of the other executive officers to the Compensation & Governance Committee. The Committee also recommends targets for bonuses and profit sharing. The Boards of Directors of the Company and the Banks have final authority over compensation of executives and the targets for bonuses and profit sharing. The Compensation & Governance Committee has sole authority to grant stock options to plan participants. The Board of the Company approves compensation levels for directors of the Company and for Directors of the Banks. During 2006, the Committee used an outside consulting firm to assist in developing analysis for pay and performance purposes, as well as evaluation of market competitiveness of the Company's total compensation plan.

The Committee met seven times during 2006, and is composed of the following Directors of the Company: James D. Buhr, George H. Cress, John H. Foss, James C. Lawson and David E. Maxwell. All members of the Company's Compensation & Governance Committee meet the Nasdaq standards for independence of Rule 4200(a)(15). While the Company is not subject to these standards, it has chosen to comply with them voluntarily.

The Compensation & Governance Committee will consider shareholder nominations for candidates for membership on the Board when properly submitted in accordance with the Company's bylaws. The bylaws provide that no less than ninety days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the secretary of the Company setting forth (i) the name, age, business address and residence of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class and series of capital stock of the Company which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee.

The Compensation & Governance Committee considers various potential candidates for director that may come to its attention through current board members, shareholders or other persons. The Committee will review and evaluate shareholder nominations in the same manner as it evaluates all other nominees. When considering and evaluating candidates for nomination to the Board, the Committee considers a number of factors. The Committee believes that a viable Board candidate should:

     -    Be a shareholder of United Bancorp, Inc.

     - Be willing and able to devote full interest and attendance to the Board and its committees

     - Bring their financial business to the Company, including personal and business accounts

     -    Lend credibility to the Company and enhance its image

     -    Help develop business and promote the Company and its subsidiaries

     -    Provide advice and counsel to the CEO

     -    Maintain integrity and confidentiality at all times.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The primary objectives of the Compensation & Governance Committee of our Board of Directors with respect to executive compensation is to tie annual and long-term cash and stock incentives to achievement of measurable corporate, bank subsidiary and individual performance objectives, thereby aligning executives' incentives with shareholder value creation, and to attract and retain high quality executive talent. We attempt to achieve these objectives through our compensation plans that tie a substantial portion of our executives' overall compensation to our financial performance (including our return on equity and net income). Our compensation philosophy is intended to reward our executives with compensation targeted at market competitive levels, while rewarding outstanding bank performance with above-average total compensation.

During 2006, we engaged the services of Rahmberg & Stover as consultants to help the Compensation & Governance Committee evaluate our executive compensation and to help select appropriate market data for comparison and benchmarking. Some of the resources used for comparison were the ABA Executive Compensation Standard Report, America's Community Bankers Compensation Survey, BAI Bank Cash Compensation Survey, Crowe Chizek Financial Institutions Compensation Survey, Mercer Benchmark Database Human Resource Management,

Michigan Bankers Association Compensation Survey and Watson Wyatt Benchmark Compensation Report for Financial Institutions. Based on our review of these broad databases and other publicly available information, we believe that our executive compensation is in line with our compensation philosophy as stated above.

Compensation Components

The key components of our executive compensation program consist of a base salary and participation in various performance-based compensation plans including our Management Committee Bonus Plan, Senior Management Bonus Deferral Stock Plan, Stakeholder Bonus Plan, 401(k) Plan, and our 2005 stock option plan. Base salary and bonus comprise the substantial portion of our executives' total compensation. Our executives can defer cash base salary and bonus payments and invest in our common stock through our 401(k) plan and Senior Management Bonus Deferral Stock Plan. Our executives also invest in our common stock through our stock option plan. In addition, we have entered into one-year employment agreements with our executive officers that provide for severance compensation in the event of termination other than for cause during the term of the agreement and/or following a change in control during the term of the agreement.

Base Salary

The Compensation & Governance Committee believes that our executive base salary should be targeted at market competitive levels while rewarding outstanding bank performance with above-average total compensation. Base salaries are reviewed annually, and are adjusted from time to time based on our review of market data and individual executive performance.

Management Committee Bonus Plan

Executive management participates in the Management Committee Bonus Plan. Under the plan, an executive is paid a percentage of his base salary based on the achievement of corporate, bank and/or individual performance objectives. All the executives' bonuses are based all or in part on our achieving a target return on equity as established annually by the Board of Directors. We believe that return on average equity is synonymous with return on investment, which is the most appropriate measure of financial performance. The actual payouts are determined by the level of the executive officer.

The Management Committee Bonus Plan is divided into groups that determine the payout levels within the plan. The table below details the various groups within the Management Committee Bonus Plan, the respective participants in each group, the range of bonus each is eligible to earn, and the basis upon which the bonus is based.

                                                         BONUS    BONUS AT 100%
GROUP                    PARTICIPANTS                    RANGE      OF TARGET               BASED ON:
-----   ---------------------------------------------   -------   -------------   -----------------------------
  1     Chief Executive Officer                         0% - 90%       45%        Target ROE

  2     Bank Presidents and head of Wealth Management   0% - 70%       35%        Target ROE and achievement of
                                                                                  target earnings levels

  3     Chief Financial Officer                         0% - 60%       30%        Target ROE

  4     Heads of Human Resources, Operations and        0% - 50%       25%        Target ROE and achievement of
        Technology and Marketing                                                  individual objectives

Under the Senior Management Bonus Deferral Stock Plan adopted in 1996, Executive Officers are eligible to elect cash bonus deferrals and, after employment termination, to receive payment in the form of shares of Company stock. During 2006, no executive officers of the Company deferred any of their bonuses under the plan.

Stakeholder Bonus Plan

Executive officers and all other full-time employees of the company participate in our Stakeholder Bonus Plan. Payouts from the plan are based on target net income for the Company as established annually by our Board of Directors. If we reach our target, eligible co-workers receive 9% of their salary in the form of cash bonuses. No payouts are made if the Company falls below 80% of target, and maximum bonuses of 20% are paid if the Company exceeds its net income target by 15%. The share of profits distributed to Stakeholder Bonus Plan participants is structured to provide awards consistent with the increase in profits as measured by net income, and is subject to change with the approval of the Board of Directors.

401(k) Plan

Our 401(k) Plan allows executives and other participants to defer a portion of their compensation, and provides a match of up to 3% of their salaries, subject to IRS regulations. All participants have the opportunity to invest the match portion of the Company's contribution in UBI stock. In addition, the plan includes a profit-sharing feature based on achievement of a net income target as established annually by the Board of Directors. Our minimum profit sharing contribution to the 401(k) is 2% of eligible salary. If we achieve our net income target, we will contribute an additional 6% of the participant's salary into his or her 401(k). If we exceed our target, we can contribute up to 8% of salary to his or her 401(k). It is our belief that our executives and co-workers are motivated and aware that efforts to improve our bottom line improves their individual compensation.

Stock Options

We believe that our long-term interests are best advanced by aligning the interest of our executives and non-executives with the interests of our shareholders. Accordingly, in addition to issuing common stock under our Senior Management Bonus Deferral Stock Plan, we make options available to our executives pursuant to our 2005 stock option plan, which was adopted by our shareholders in 2005. Previously, options were granted under our 1999 stock option plan, but options may no longer be granted under the 1999 stock option plan. Options under our stock option plans are non-qualified stock options granted at the then current-market price at the time the option is granted. The options have a three-year vesting period and with certain exceptions, expire at the end of ten years from the date of grant, three years after retirement or ninety days after separation from the Company for reasons other than retirement.

Our options are approved by our Compensation & Governance Committee, which administers the stock option plan. The Compensation & Governance Committee awards grants based on a number of criteria including the relative rank of the executive within our company and his or her specific contributions to the success of the company for the prior year based on subjective criteria. We believe the options serve to enhance shareholder value by aligning the interest of our executives with those of the shareholders and also by acting to retain our executives through the vesting of the options.

Option grants are generally determined by evaluating the number of option grants available under the plans, divided by the number of years remaining in the plan. The Committee then evaluates potential grant recipients on a number of objective and subjective factors, and allocates some or all of the options available for the year to potential participants.

While the Company's stock option plan does not specify when options are granted, options have generally been granted annually in January based on the prior year's performance. Recently the

Board determined that annual options will be granted by the Compensation & Governance Committee in February of each year following release of year-end earnings. In addition, in the event a new officer is hired during the year, a grant may be made at the time of his or her commencement of employment. The options granted in 2004, 2005 and 2006 are currently underwater and, accordingly, unless the stock price significantly improves, the incentivization anticipated by the grant of those options will not be realized. However, we believe that since options are granted on an annual basis, over the long term, our executives will have more opportunities to benefit from their stock options and to create long-term growth for all shareholders.

Severance Arrangements

Each executive officer enters into a one year employment agreement. As part of our goal to attract and retain our executives, such employment agreements provide that unless an employee is terminated for cause (which is defined), in the event we terminate the executive officer during the term of the one year agreement, the executive officer will receive his or her regular salary and benefits for a period of six months. This continuation of salary and benefits ceases, however, if the executive officer secures any employment before the end of such six-month period. In addition, if there is a change in control (as defined) and either we terminate the executive within twelve months from such change in control other than for cause or the executive terminates for any reason, we shall pay the executive for twelve months thereafter his or her base salary and benefits. The purpose of the severance arrangements is to minimize the uncertainty and distraction caused by the current climate of bank acquisitions, and to allow our executive officers to focus on performance by providing transition assistance if we are acquired or there is a change in control.

Inter-Relationship of Elements of Compensation Packages

The various elements of the compensation package are not inter-related. For example, if it does not appear as though the target bonus will be achieved, the number of options that will be granted is not affected. There is no significant interplay of the various elements of total compensation between each other. If options that are granted in one year become underwater, the amount of the bonus amount or compensation to be paid the executive officer for the next year is not impacted. Similarly, if options become extremely valuable, the amount of compensation or bonus to be award for the next year is not affected. While the Board has discretion to make exceptions to any compensation or bonus payouts under existing plans, it has not approved any exceptions to the plans with regard to any executive officers.

Other Information

We have no equity or security ownership requirements or guidelines for executive officers and no policies regarding hedging the economic risk of any ownership of our common stock. We do believe that it is important that our executive officers own our common stock, and most of the executive officers own common stock and options to purchase common stock pursuant to our 2005 stock option plan and our 1999 stock option plan (under which no further options may be granted.) We also have no policy with regard to the adjustment or recovery of awards or payments if the relevant company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Input from the Chief Executive Officer is considered by the Committee regarding the criteria to be used to determine base salary, annual bonuses and other benefits for executive officers other than the Chief Executive Officer. Although input from the CEO is considered by the

Compensation & Governance Committee and the Board, it is not given any disproportionate weight. The Compensation & Governance Committee and the Board have the final authority on compensation matters. We offer minor perquisites to some executive officers, none of which have an annual aggregate incremental value to us of more than $10,000 per executive.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our annual report on Form 10-K for the year ended December 31, 2006.

                                             Compensation & Governance Committee
                                                         James D. Buhr, Chairman
                                                                 George H. Cress
                                                                    John H. Foss
                                                                 James C. Lawson
                                                                David E. Maxwell

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the total compensation awarded to, earned by, or paid during 2006, 2005 and 2004 to our Chief Executive Officer, Chief Financial Officer, and our three most highly compensated executive officers other than the CEO and CFO whose total compensation for 2006 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                  OPTION     NON-EQUITY      ALL OTHER
                                                                  AWARDS   INCENTIVE COMP   COMPENSATION       TOTAL
NAME AND PRINCIPAL POSITION      YEAR   SALARY (1)   BONUS (2)    $ (3)          (4)             (5)       COMPENSATION
---------------------------      ----   ----------   ---------   -------   --------------   ------------   ------------
Robert K. Chapman, President     2006    $250,000     $140,337   $17,645       $14,498        $17,700        $442,186
and CEO                          2005     250,000      127,565    13,460        12,936         17,400         423,366
                                 2004     231,750       82,351    10,217        12,300         17,250         355,872

Dale L. Chadderdon, Executive    2006    $138,600     $ 62,763   $12,163       $12,489        $ 8,238        $236,259
Vice President & Chief           2005     138,600       50,149     9,712        11,178          8,235         219,879
Financial Officer                2004     133,900       41,973     7,316        10,843          8,092         204,128

Randal J. Rabe, Executive        2006    $190,000     $ 94,126   $13,264       $14,498        $ 9,580        $323,474
Vice President                   2005     190,000       57,288     9,781        12,936          9,574         281,584
                                 2004     180,250       52,521     7,316        12,300          9,178         263,569

Todd C. Clark, Executive Vice    2006    $170,000     $ 69,242   $11,244       $14,498        $ 7,787        $274,777
President (6)                    2005     150,000       59,005     7,773        11,850          7,169         237,802

Thomas C. Gannon, Senior Vice    2006    $105,500     $ 37,350   $ 4,540       $ 8,994        $ 6,226        $164,616
President, Human Resources       2005     105,500       30,386     3,470         8,215          6,180         155,756
and Communications               2004     101,856       26,684     2,477         7,821          6,113         146,955

(1) Generally, we believe that our executives' base salary should be set at market competitive levels. Base salaries are reviewed annually and are compared to several databases and public information, and adjusted from time to time. Salary amounts include amounts deferred under the Company's 401(k) plan.

(2) Amounts include payments from the Management Committee Bonus Plan and the Stakeholder Bonus Plan as described previously. Under the Management Committee Bonus Plan, an executive is paid a percentage of his base salary based on the achievement of corporate, bank and/or individual performance objectives. All the executives' bonuses are based all or in part on our achieving a target return on equity as established annually by the Board of Directors. Under the Stakeholder Bonus Plan, payouts are based on target net income for the Company as established annually by the Board of Directors. The bonus amounts listed were earned in the year shown, but were paid to participants following the end of the year. Bonuses may also include amounts that were previously deferred as part of a former bonus program, discontinued in 2000. With the discontinuation of that plan, previously deferred amounts are paid out on a pre-determined schedule.

(3) For 2006, the amount listed reflects the portion of the fair value of option grants that represent earned compensation for the year listed on the same basis as included in the Company's financial statements. The Company adopted SFAS 123R for 2006, and for prior periods, no compensation expense was included in the Company's financial statements. The amounts listed for 2005 and 2004 reflect the amount that would have been included in the Company's financial statements had 123R been in effect. Value of stock options granted is based on "Grant Date Present Value" as calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 4.36%, volatility of 10.17%, expected life of 5 years, and dividend rate of 2.45%. The number of shares granted for each option is adjusted in accordance with the Company's stock option plans to reflect stock dividends issued.

(4) Under our 401(k) plan, we include a profit sharing feature based on achievement of the 2006 net income target as established by the Board of Directors. Based on our 2006 net income, we contributed 6.59% of our executives' salaries to their 401(k) in addition to our matching contributions referenced in (5)(a) below.

(5) The amounts listed above under "All other Compensation" include the following items:

                          401(K)         LIFE INSURANCE    TOTAL OTHER
EXECUTIVE OFFICER    CONTRIBUTIONS (a)     PREMIUMS(B)    COMPENSATION
-----------------    -----------------   --------------   ------------
Robert K. Chapman          $6,600            $11,100         $17,700
Dale L. Chadderdon          4,238              4,000           8,238
Randal J. Rabe              5,810              3,770           9,580
Todd C. Clark               5,187              2,600           7,787
Thomas C. Gannon            3,226              3,000           6,226

(a) Matching contributions made by us under our 401(k) plan. We match a maximum of 3% of our executive's salaries. See footnote 4 above for disclosure of profit sharing feature.

(b) Life insurance premiums paid by the Company for the benefit of the officers.

(6)  Mr. Clark became an executive officer of the Company in 2005.

Employment Contracts

Effective as of January 1 of each year, we enter into one-year employment agreements with our executive officers. We utilize one-year contracts instead of long-term contracts to retain flexibility in our hiring, selection and retention process. We have found that one-year contracts allow us to change performance and other requirements and have not prevented us from retaining our quality executive officers.

As of January 1, 2007, we entered into a one-year employment agreement with our executive officers. Under the agreements, Mr. Chapman is to be paid a base salary of $250,000 and a bonus based his participation in group 1 of the current bonus plans as discussed previously. Mr. Rabe is to be paid a base salary of $190,000 and a bonus based his participation in group 2 of the current bonus plans as discussed previously; Mr. Clark is to be paid a base salary of $170,000 and a bonus based his participation in group 2 of the current bonus plans as discussed previously; Mr. Haapala is to be paid a base salary of $167,000 and a bonus based his participation in group 2 of the current bonus plans as discussed previously; Mr. Chadderdon is to be paid a base salary of $138,600 and a bonus based his participation in group 3 of the current bonus plans as discussed previously.

Mr. Gannon is to be paid a base salary of $105,500 and a bonus based his participation in group 4 of the current bonus plans as discussed previously; Mr. Odenweller is to be paid a base salary of $100,000 and a bonus based his participation in group 4 of the current bonus plans as discussed previously; Ms. Guise is to be paid a base salary of $95,000 and a bonus based her participation in group 4 of the current bonus plans as discussed previously.

Except for the differences in base salaries and annual bonuses and the fact that some of the agreements are with the Company and some are with the Banks, the agreements are substantially identical. Changes may be made to an executive officer's salary and bonus during the term of the contract, but only if agreed to by us and the executive officer. Under the agreement, each of our executive officers participates in our 2005 stock option plan and our Management Committee Bonus Plan. If the agreement is terminated for cause, compensation and benefits will be paid to the executive officer only to the date of termination.

We may also suspend the executive officer during the pendency of any criminal charges or criticism by a regulatory agency for regulatory violations. For any termination other than relating to a change in control, including repeated failure to meets our goals and objectives which we establish from time to time, the executive officer shall continue to receive his compensation and benefits (except for group carve-out life insurance) for a period of six months unless he has secured employment before the end of the six month period. If there is a change in control (including a merger, sale of substantially all of our assets, approval of our liquidation or any person acquires 25% or more of our outstanding securities) and within twelve months of such change in control the executive officer is terminated other than for cause or quits, he shall receive his salary and benefits for twelve months thereafter. Under the agreement, the executive officer must keep information about us confidential during and following employment with us.

In addition, each executive officer agrees not to compete in the financial services industry within the counties of Lenawee and/or Washtenaw and not to solicit our employees and customers during and for a one-year period following termination and agrees that all disputes under the agreement will be resolved by binding arbitration in the event of a dispute.

Grants of Plan-Based Awards

We currently grant options under our 2005 stock option plan. Previously, options were granted under our 1999 stock option plan. Options granted under the 1999 plan and not exercised are still outstanding, but no new options may be granted under the 1999 plan.

We believe that our long-term interests are best advanced by our stock option plans by aligning the interest of our executive officers with the interests of our shareholders. Options under our 2005 stock option plan are granted at the then-current market price at the time the option is granted. The options have a three-year vesting period and with certain exceptions, expire at the end of ten years from the date of grant, or three years after retirement. Options granted under our plans are non-qualified stock options as defined under the internal revenue code as explained below.

Options are granted by our Compensation & Governance Committee, which administers the Plan. While annual options have been granted in January of each year, commencing in 2008, options will be granted in February of each year following release of year-end earnings. In addition, in the event a new officer is hired during the year, a grant may be made by the Compensation & Governance Committee at the time of his or her commencement of employment. In addition, the Compensation & Governance Committee has the authority to grant options at any time at its discretion.

The Compensation & Governance Committee determines which executives will be awarded options based on a number of criteria including the relative rank of the executive within our company and his or her subjective contributions to the success of the company for the prior year. We believe the options serve to enhance shareholder value by aligning the interest of our executives with those of the shareholders and also by acting to retain our executives through the vesting of the options.

An optionee generally recognizes no taxable income as the result of the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. Such ordinary income is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than twelve months. A capital gain or loss will be long-term if the optionee's holding period is more than twelve months. We recognize expense for the grant-date fair value of the stock options over the vesting period of the options. We will receive a tax deduction when the tax benefit realized exceeds the compensation amount expensed for financial reporting purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. Option grants are accounted for under FAS 123R as described in Note 16 of the financial statements included in the Company's Annual Report on Form 10-K.

The following tables set forth information concerning award grants to the named executive officers of the Company during 2006. These awards only consisted of our grant of stock options.

                       GRANTS IN 2006 OF PLAN-BASED AWARDS

                                  # OF SHARES
                                   UNDERLYING   EXERCISE   GRANT DATE
                                    OPTIONS       PRICE    FAIR VALUE
EXECUTIVE OFFICER    GRANT DATE   GRANTED (1)     (1,2)        (3)
-----------------    ----------   -----------   --------   ----------
Robert K. Chapman     01/03/06       2,940       $59.05      $21,215
Dale L. Chadderdon    01/03/06       1,890        59.05       13,638
Randal J. Rabe        01/03/06       1,995        59.05       14,396
Todd C. Clark         01/03/06       2,100        59.05       15,154
Thomas C. Gannon      01/03/06         735        59.05        5,304

(1) On May 31, 2006, the Company paid a 5% stock dividend and the per-share option price and number of options was adjusted accordingly.

(2) The per-share exercise price of each option is equal to the market value of the common stock on the date each option was granted, adjusted in accordance with the plan to reflect stock dividends issued.

(3) The amount shown in this column represents full grant-date fair value. Value of stock options granted is based on "Grant Date Present Value" as calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 4.36%, volatility of 10.17%, expected life of 5 years, and dividend rate of 2.45%. Amounts are calculated as required by SFAS 123R.

                OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006

The following table provides information as of December 31, 2006 regarding the Company's stock based awards under the Company's Stock Option Plans. All shares issuable under the Senior Management Bonus Deferral Stock Plan are fully vested, and are not included in the table below. There were no other outstanding equity awards.

                          # OF SHARES UNDERLYING UNEXERCISED
                                OPTIONS AT YEAR END (2)          OPTION      OPTION
                          ----------------------------------    EXERCISE   EXPIRATION
NAME AND GRANT DATE (1)       EXERCISABLE   UNEXERCISABLE      PRICE (2)      DATE
-----------------------       -----------   -------------      ---------   ----------
Robert K. Chapman
   01/09/02                      2,067             --            $39.96     01/09/12
   01/10/03                      2,674             --             44.43     01/10/13
   01/09/04                      1,910            984             54.42     01/09/14
   01/03/05                        909          1,846             60.77     01/03/15
   01/03/06                         --          2,940             59.05     01/03/16
Dale L. Chadderdon
   1/09/04                       1,375            708            $54.42      1/09/14
   1/03/05                         654          1,329             60.77      1/03/15
   1/03/06                          --          1,890             59.05      1/03/16
Randal J. Rabe
   01/09/04                      1,528            787            $54.42     01/09/14
   01/03/05                        727          1,477             60.77     01/03/15
   01/03/06                         --          1,995             59.05     01/03/16
Todd C. Clark
   01/10/03                        496             --            $44.43     01/10/13
   01/09/04                        497            511             54.42     01/09/14
   01/03/05                        582          1,181             60.77     01/03/15
   01/03/06                         --          2,100             59.05     01/03/16
Thomas C. Gannon
   01/10/01                        938             --            $37.31     01/10/11
   01/09/02                        510             --             39.96     01/09/12
   01/10/03                        647             --             44.43     01/10/13
   01/09/04                        458            236             54.42     01/09/14
   01/03/05                        254            517             60.77     01/03/15
   01/03/06                         --            735             59.05     01/03/16

(1) Option grants are fully vested at the end of the first three years following the grant date; 33% per year at the end of each of the first two years and 34% at the end of the third year.

(2) The number of shares granted and the exercise price for each option is adjusted in accordance with the Company's stock option plans to reflect stock dividends paid.

                   OPTION EXERCISES AND STOCK VESTING IN 2006

The following table provides information with respect to 2006 regarding options exercised under the Company's stock option plans and regarding award units which were obtained under the Senior Management Bonus Deferral Stock Plan. None of the named executives participated in the Senior Management Bonus Deferral Stock Deferral Plan during 2006, and therefore, no units were accumulated under the Plan except those representing cash and stock dividends on shares previously accumulated.

                                 OPTION AWARDS                            STOCK AWARDS
                     ------------------------------------   ----------------------------------------
                     SHARES ACQUIRED                          SHARES ACQUIRED
EXECUTIVE OFFICER      ON EXERCISE     VALUE REALIZED (1)           (2)           VALUE REALIZED (3)
-----------------    ---------------   ------------------   -------------------   ------------------
Robert K. Chapman           --                   --                    --                   --
Dale L. Chadderdon         661               $8,412                26.751               $1,476
Randal J. Rabe             412                3,979                    --                   --
Todd C. Clark               --                   --                    --                   --
Thomas C. Gannon            --                   --                    --                   --

(1) The value realized is the difference between the closing price of the Common Stock of the Company at the time of exercise and the option exercise price (adjusted for stock dividends), times the number of shares acquired on exercise.

(2) Under the Senior Management Bonus Deferral Plan, our executives may deduct a percentage of his or her bonus to be deferred. The deferred bonus is converted into an award of stock units equal to the amount obtained by dividing the deferral amount by the market price of our common stock on the date the bonus is payable. Additional shares are accumulated as a result of cash and stock dividends on shares previously accumulated.

(3) The value realized is the number of shares acquired times the then-current market price.

                      EQUITY COMPENSATION PLAN INFORMATION

                        (a) NUMBER OF SECURITIES TO BE                                    (C) NUMBER OF SECURITIES REMAINING
                            ISSUED UPON EXERCISE OF      (B) WEIGHTED-AVERAGE EXERCISE    AVAILABLE FOR FUTURE ISSUANCE UNDER
                         OUTSTANDING OPTIONS, WARRANTS   PRICE OF OUTSTANDING OPTIONS,   EQUITY COMPENSATION PLANS (EXCLUDING
PLAN CATEGORY              AND RIGHTS AS OF 12/31/06        WARRANTS AND RIGHTS (1)      SECURITIES REFLECTED IN COLUMN (A)).
-------------           ------------------------------   -----------------------------   ------------------------------------
Equity compensation plans approved by security holders
   Stock Option Plans               143,493                          $53.19                             113,305
   Director Retainer                 31,492                           45.00                               2,273
   Deferred Bonus                     6,293                           45.00                               1,850
                                    -------                          ------                             -------
      Total                         181,278                          $51.48                             117,428

(1) Shares represented by the Director Retainer Stock Plan and the Senior Management Bonus Deferral Stock Plan are shown at the market closing price of the Common Stock of the Company on December 31, 2006.

COMPENSATION OF DIRECTORS

The Directors of our Company are paid an annual retainer of $1,000, and are paid $450 per meeting of the Board and $250 per meeting of each committee. Chairpersons of committees are paid an annual retainer of $2,000 in addition to the board retainer and meeting fees. The Directors of our Banks receive an annual retainer of $4,000 ($20,000 for the Chairman of UBTW). In addition, the Directors of our Banks receive $450 per meeting of the board of the Bank and $250 per meeting of each committee of the Bank. Chairpersons of committees of the

Bank are paid an annual retainer of $2,000 in addition to board retainer and meeting fees. Directors of our Company and Banks (who are not otherwise employees) do not participate in our employee benefit programs, and receive no direct or indirect compensation, except for certain life insurance benefits. Three directors are included in the Company's group life insurance program on a grandfathered basis, but pay substantially all of their own premiums. The amounts paid by the Company are less than $100 for each of the Directors, and those amounts are included in the table below under "All Other Compensation".

Under the Director Retainer Stock Plan originally adopted in 1996, a Director may elect to defer all or a portion of the payments received for serving as a Bank Director except for fees for serving on or as chairman of a committee. A Director who elects to defer payment will instead be awarded units equal to the cash payment that was earned divided by the market price of the common stock on such date. The common stock earned will be issued to the director on the date on which such Director no longer is serving on our Board or on the board of the Banks. An election to defer made no later than 30 days after a Director is eligible is generally given effect commencing as of the next calendar quarter after the election. An election to defer made after 30 days from the date that a Director was eligible is generally given effect commencing as of the next calendar year. The plan is administered by the CEO. Only 20,000 shares (34,207 as result of stock dividends) may be issued pursuant to the plan. We are proposing, subject to shareholder approval, to increase the number of shares under the Plan to 75,000. See "Proposal 3" below. We believe that this plan helps align the interests of our Directors with those of our shareholders.

In the past, Directors of our Company and of the Banks have been granted 1,000 options at the time they join the Board. In addition, Directors of the Company and the Banks have been awarded grants at the inception of any new stock option plans. No stock options were granted to any Directors in 2006.

No Director who is also an employee of either the Company or the Banks receives any compensation for his or her services as a Director or as a committee member of the Company or the Banks. Accordingly, the compensation of Mr. Chapman, the CEO and President of the Company and who is also a Director of the Company and UBTW, is not set forth below, but is disclosed above in the Summary Compensation Table.

One of our Directors, Mr. Hickman, entered into a management consulting agreement with us effective January 1, 2006 following his retirement as CEO of our Company. The agreement provides the following material points:

     - No Director fees for services as a Director of the Company or of the Banks.

     - A five-year term, subject to cancellation by the Company or Mr. Hickman on 90 days' notice.

     - Payment of $150,000 per year for consulting services on a 50% part-time basis, with emphasis on business development, Adrian market development, leadership transition, holding company activities, American Bankers Association and Michigan Bankers Association service, and community development.

     - No participation in our employee benefit plans after December 31, 2005.

     - In 2006, as noted in the table below, Mr. Hickman received benefits which were earned in 2005 relating to his participation in our Management Committee Bonus Plan, and profit sharing and matching contributions to our 401(k) plan. In addition, under our

          Supplemental Employee Retirement Plan, in which only Mr. Hickman participated, he receives payment of $5,088 per month for 180 months, beginning January, 2006.

     - Mr. Hickman has agreed to confidentiality, non-compete and non-solicitation of employees and customers provisions.

The table below shows the compensation paid to Directors of the Company by the Company and the Banks during 2006.

                         DIRECTOR COMPENSATION FOR 2006

                      FEES EARNED OR        STOCK           ALL OTHER      TOTAL DIRECTOR
DIRECTOR             PAID IN CASH (1)   AWARDS (2, 3)   COMPENSATION (4)    COMPENSATION
--------             ----------------   -------------   ----------------   --------------
James D. Buhr             $27,600             --                   --          $ 27,600
Joseph D. Butcko            5,250        $15,656                   --            20,906
Robert K. Chapman              --             --                   --                --
George H. Cress            33,050         13,354                   --            46,404
John H. Foss               12,050         18,169                   --            30,219
James G. Haeussler         11,750         13,906                   --            25,656
David S. Hickman               --             --             $211,056           211,056
James C. Lawson            11,500         19,143                   96            30,739
D.J. Martin                12,250         18,671                   62            30,983
David E. Maxwell           16,400          4,927                   62            21,389
Kathryn M. Mohr            18,350             --                   --            18,350

(1) Amounts include fees earned as a Director of the Company and the Banks, net of deferred amounts included under the Stock Awards column.

(2) As disclosed above, pursuant to the Director Retainer Stock Plan, directors are eligible to defer all or a portion of his or her retainer fees, and upon his or her termination as a director, to receive payment in the form of shares of common stock. The figure in this column includes fees deferred during the year, plus dividends earned on deferred amounts.

(3) Aggregate amount of stock awards outstanding at the end of 2006 were as follows: Butcko, 1,742.0; Cress, 1,059.1; Foss, 2,265.1; Haeussler, 1,098.0; Lawson, 2,405.4; Martin, 2,337.7; Maxwell, 1,185.9.

(4) For Mr. Hickman, amount includes $150,000 paid under the terms of Mr. Hickman's consulting contract and $61,056 paid under the Company's SERP. Amounts for Mr. Lawson, Mr. Martin and Mr. Maxwell represent the amount of life insurance premiums paid by the Company as part of the Company's group life insurance program, in which they participate on a grandfathered basis.

   PROPOSAL 2 - AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION
               TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

On January 11, 2007, our Board of Directors unanimously approved a resolution, subject to shareholder approval, to amend Article III of our Restated Articles of Incorporation, by increasing the number of authorized common shares, no par value from 5,000,000 to 10,000,000.

Each share of our common stock entitles its holder to one vote per share. Holders of our common stock are entitled to receive dividends as and when declared by our board of directors from time to time out of funds properly available for the payment of dividends. The holders of our common stock are entitled to share pro rata in the distribution of the remaining assets of our Company upon a liquidation, dissolution or winding-up. The holders of our common stock have no cumulative voting, preemptive, subscription, redemption or sinking fund rights.

The affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, is required to adopt the proposed amendment. Accordingly, abstentions and broker non-votes will all have the effect of a vote against the proposal.

The board of directors recommends a vote "FOR" the approval of the amendment, a copy of which is attached as Appendix D.

We are presently authorized to issue 5,000,000 common shares, no par value. As of February 23, 2007, there were 2,623,716 common shares outstanding. There are 143,493 options outstanding under our option plans. An additional 113,305 options are reserved under our 2005 Stock Option Plan. An additional 4,123 shares of common stock are subject to award units under the Director Retainer Stock Fund and the Management Bonus Deferral Stock Plan.

The purpose of the amendment is to provide us with sufficient common shares to fulfill our obligations under our option plans, deferral plans, for possible stock splits or stock dividends and for other general corporate purposes. If shareholders approve this amendment to increase the number of authorized shares, their rights with respect to business combinations will not change. Article VIII of our restated articles of incorporation requires the affirmative vote of not less than 75% of the outstanding shares of common stock and a majority of the outstanding shares of common stock (excluding the shares of any person who owns 10% or more of our outstanding shares) in connection with any business combination with a person who owns 10% or more of our outstanding shares pursuant to a merger, sale of substantially all of our assets, sale of substantially all of the assets of such a person to us, the issuance of our securities to such person, the acquisition by the Company of the securities of such person or any contract for any of such transactions. The foregoing voting requirements are not applicable if the business combination has been approved by a three-fourths vote of our directors.

If the amendment is approved, we also will have greater flexibility in the future to issue shares in excess of those presently authorized, without the expense and delay of a special shareholders' meeting. If the Board deems it in the best interests of the Company and its shareholders to issue additional shares in the future, the Board will have the authority to determine the terms of the issuance and, generally, would not seek further authorization by vote of the shareholders unless authorization is required by applicable law or regulations. Should the Board desire to issue additional common shares in the future, such issuance of additional shares could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by our Board. We have no knowledge that any person intends to effect such a transaction.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL 2

                    PROPOSAL 3 - DIRECTOR RETAINER STOCK PLAN

INTRODUCTION

Subject to shareholder approval at the annual meeting, the Board of Directors of the Company has adopted on January 11, 2006, an amended and restated Director Retainer Stock Plan, primarily to increase the shares of common stock subject to the Plan from the original 20,000 (34,207 as adjusted for stock dividends) to 75,000. The original plan was adopted by shareholders at the 1996 annual meeting. Currently, as adjusted, there are only 2,273 shares available to be awarded under the Director Plan. The Board of Directors believes that the

Director Plan is important to attract and retain Directors. It also helps align the interest of the Directors with shareholders by providing them with an equity stake in the Company.

The Director Plan is intended to provide eligible directors of the Company and/or the Bank with a means of deferring payment of retainers and certain fees payable to them for Board service while at the same time expressing their commitment to the Company by subjecting such deferred amounts to the market performance of the Company's common stock. The Director Plan would not increase any cash retainers or fees payable for board service, the amounts of which would continue to be as established from time to time by the appropriate board, and any retainers or fees elected to be deferred under the plan by an eligible director ultimately would be payable in shares.

The complete text of the Director Plan is attached to this Proxy Statement as Appendix E, and shareholders are advised to review that text as they deliberate upon the proposal to approve the plan. The remainder of this section summarizes significant features of the Director Plan and provides other information relevant to this proposal.

SUMMARY OF DIRECTOR PLAN FEATURES

Eligibility and Permissible Deferrals. The only persons eligible to elect deferrals under the Director Plan would be those individuals who at time of election are directors of the Company and/or the Banks and are not also employees of either the Company or the Banks. Under the terms of the Director Plan, all or a portion of a participating eligible Director's retainer (defined in the Plan as the entire amount payable to the participant for serving as a director of the Company and/or the Banks during a given period, including fees for attending board meetings, but excluding any amounts payable for serving on or as a chair of any board committee or payable for expense reimbursement) could be deferred.

Administration. The Director Plan is administered by a Committee of the Company's Board of Directors (the "Director Plan committee"). Whenever (as currently is the case) the Company's Chief Executive Officer is also a Company director, the Director Plan Committee will be comprised solely of the CEO; at any other time, the committee will be comprised of all Company directors other than those eligible to participate in the Director Plan.

General Plan Operation. If the amendment to the Director Plan is approved, each eligible director will be permitted to elect, in accordance with specified election procedures, to participate in the plan and thereby defer payment of some or all of his or her future retainers, and to change such participation election from time to time thereafter. A participation election executed and delivered by an eligible director within the first thirty days after becoming eligible would be given effect commencing with the next calendar quarter after delivery of the election is made (or, if later, the date specified in the participation election). Other initial participation elections and any changes in initial elections would be given effect commencing no earlier than the next calendar year after delivery of such initial or changed participation election.

Once a valid participation election is made and effective, the Company would establish a bookkeeping account (a "reserve account") for the participating director. Thereafter, and for as long as the election is in effect, whenever a portion of his or her retainer is earned by the participating director, the cash amount payable would be reduced by the percentage specified in the participation election, and his or her reserve account would be credited with units (carried to four decimal places) equal to the amount by which the participating director's cash payment was reduced, divided by the market price as of the payment date. In general, on a participating director's determination date under the plan (defined as the earliest date on which he or she, for any reason, is neither a director of the Company, nor a director of the Bank) or within 30 days thereafter, the Company would be required to issue and deliver to the participant that number of shares which equals the number of whole units credited to his or her reserve account as of the determination date and to pay the participant in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the reserve account as of that date and the number of shares being issued, multiplied by the market price on that date.

Shares Subject to Plan: Limits and Adjustments. Subject to adjustment, the maximum number of shares that may be issued pursuant to the Director Plan is 75,000. In the event of any non-cash dividend or other distribution, or any stock split, reverse stock split, recapitalization, reorganization, split-up, spin-off, merger consolidation, share exchange or other like change in the capital or corporate structure of the Company affecting the shares of common stock, there shall be made such adjustment or adjustments (if any) in the number and type of shares issuable under the Director Plan and in the numbers of units credited to participating directors' reserve accounts as the Company's Board of Directors deems appropriate in light of such event in order to continue to make available the benefits intended by the Plan. The intention of the adjustment is to authorize the sorts of adjustments normally made to prevent dilution of benefits under a plan of this sort, not to increase such benefits.

Market Price. As used in the Director Plan, the term "market price" generally means the price of the common stock on an exchange, the Nasdaq National Market or on the OTC Bulletin Board. The original Director Plan did not include a reference to the OTC Bulletin Board.

Duration of the Plan: Amendments. The Director Plan is already effective. If approved, the Director Plan will continue in effect until terminated by the Company's Board of Directors. The Board may at any time and from time to time amend, modify, suspend, or terminate the Director Plan, with or without shareholder approval, except that; (i) no amendment or modification of the plan would be effective without shareholder approval at any time at which such approval is required, either by applicable rules of any national securities exchange (including the Nasdaq National Market) on which Company stock is then principally traded, or by Securities and Exchange Commission Rule 16b-3 as then in effect and applicable to the Company; (ii) none of the foregoing actions by the Board may adversely affect the rights of a participating director with respect to an effective participation election without such participating director's consent; and (iii) for so long as may be necessary for the plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the plan and those provisions affecting the type, extent and timing of awards thereunder may not be amended on a frequent basis, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

PLAN BENEFITS AND ILLUSTRATIVE TABLE

The following table illustrates the number of units that were credited under the Director Plan to the reserve accounts of all non-employee Directors during 2006.

                        2006 CALENDAR YEAR BENEFIT TABLE
                          DIRECTOR RETAINER STOCK PLAN

DIRECTOR                                                   DOLLAR VALUE ($)   NUMBER OF UNITS
--------                                                   ----------------   ---------------
Joseph D. Butcko                                               $ 15,656            304.973
George H. Cress                                                  13,354            264.993
John H. Foss                                                     18,169            352.428
James G. Haeussler                                               13,906            276.866
James C. Lawson                                                  19,143            371.966
D.J. Martin                                                      18,671            363.580
David E. Maxwell                                                  4,927             89.295
All Directors of the Banks not a Director of the Company        168,629          3,326.607
                                                               --------          ---------
All non-employee Directors                                     $272,455          5,350.708

VOTE REQUIRED FOR APPROVAL

Shareholder approval of the Director Plan is not required by Michigan corporate law; however, the Directors believe it is good corporate practice to present such plan to shareholders for their approval.

Assuming the presence of a quorum, the proposal with respect to the Director Plan will be approved if it receives the affirmative vote of a majority of the votes cast by the holders of shares of common stock entitled to vote thereon at the annual meeting. Thus, any abstention or broker non-vote with respect to shares entitled to vote will have no effect on the outcome of the vote on this proposal. If the Director Plan is not approved, it will cease being effective after all of the shares subject to the Director Plan have been awarded.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE
                    AMENDED AND RESTATED RETAINER STOCK PLAN

            PROPOSAL 4 - SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN

INTRODUCTION

The Board of Directors also has adopted on January 11, 2007, subject to shareholder approval, an amended and restated Senior Management Bonus Deferral Stock Plan (the "Management Plan") primarily to increase the shares of common stock subject to the Plan from the original 5,000 (8,143 as adjusted for stock dividends) to 15,000. The original Plan was adopted by shareholders at the 1996 annual meeting. Currently, as adjusted, there are only 1,850 shares available to be awarded under the Management Plan. The Management Plan also helps align the interests of executive officers with shareholders by providing them with an equity stake in the Company.

The Management Plan has essentially the same purposes as the Director Plan discussed in the preceding section of this Proxy Statement and would permit eligible employees of the Company or of the Bank or another affiliated entity to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of shares on terms substantially similar to those of the Director Plan. The Management Plan would not increase the amounts of cash bonuses potentially payable to any employee.

The complete text of the Management Plan is attached to this Proxy Statement as Appendix E, and shareholders are advised to review that text as they deliberate upon the proposal to approve the Plan. The remainder of this section summarizes significant features of the Management Plan, particularly as they differ from those of the Director Plan, and provides other information relevant to this proposal.

SUMMARY OF PLAN FEATURES

Eligibility and Permissible Deferrals. The only persons eligible to elect deferrals under the Management Plan would be those employees of the Company or an affiliated entity who at time of election are eligible to participate in the Company's Senior Management Cash Bonus Plan or such successor cash bonus plan of the Company as is then effect for senior management employees of the Company and/or affiliated entities (the "Cash Bonus Plan"). Under the terms of the Management Plan, an eligible employee could defer some or all of any bonus payable to the employee in a given calendar year under the Cash Bonus Plan, up to the "deferral limit" in effect for that year. As defined in the Management Plan, the Deferral Limit for any calendar year would be the maximum amount that any person eligible to participate in the Director Plan during the immediately preceding calendar year could elect to defer for such preceding calendar year.

Administration. The Management Plan is to be administered by a committee of the Company's Board of Directors consisting of all directors of the Company other than any who are eligible to participate in the Plan.

General Plan Operation. The general operation of the Management Plan would be the same in all material respects as summarized under this subheading in the preceding section of this Proxy Statement concerning the Director Plan, except that an initial election by an eligible employee to participate in the Management Plan, if delivered during the 30 day period applicable for the employee, would be give effect commencing with the next calendar year after delivery, or if later, the calendar year specified in the election, and that any other initial participation election and any changes in elections would be given effect commencing with the second calendar year following the year which the election or change is delivered, or, if later, the year specified therein.

Once a valid participation election is made and effective, the Company would establish a bookkeeping account (a "reserve account") for the participating employee. Thereafter, and for as long as the election is in effect, whenever a portion of his or her bonus is earned by the participating employee, the cash amount payable would be reduced by the percentage specified in the participation election, and his or her reserve account would be credited with units (carried to four decimal places) equal to the amount by which the participating employee's cash payment was reduced, divided by the market price as of the payment date. In general, on a participating employee's determination date under the plan (defined as the earliest date on which he or she, for any reason, is neither an employee of the Company or of an affiliated entity) or within 30 days thereafter, the Company would be required to issue and deliver to the participant that number of shares which equals the number of whole units credited to his or her reserve account as of the determination date and to pay the participant in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the reserve account as of that date and the number of shares being issued, multiplied by the market price on that date. A provision which was not included in the original Management Plan delays the distribution of shares and cash to certain specified employees.

Limits on Shares; Adjustments; Market Price. Subject to adjustment, the maximum number of shares that may be issued under the Plan is 15,000. The adjustment provisions of the Management Plan are the same in all material respects as those of the Director Plan, and the Management Plan's definition of market price is the same as the definition of that term in the Director Plan. The original Management Plan did not include a reference to the OTC Bulletin Board.

Duration of the Plan; Amendments. Like the Director Plan, the Management Plan is subject to shareholder approval at the annual meeting and is already effective. The Management Plan will continue in effect until terminated by the Company's Board of Directors. The Board at any time and from time to time may amend, modify, suspend, or terminate the Management Plan, with or without shareholder approval, subject to limitation on such actions equivalent to those described under the subheading "Duration of the Plan; Amendments" in the section of this Proxy Statement concerning the Director Plan.

ILLUSTRATIVE TABLE

The following table illustrates the number of units that were credited under the Management Plan to reserve accounts of the individuals and groups listed during 2006.

                     2006 CALENDAR YEAR PLAN BENEFITS TABLE
                   SENIOR MANAGEMENT BONUS DEFERRED STOCK PLAN

               NAME AND POSITION                  AMOUNT ($)   NUMBER OF UNITS
               -----------------                  ----------   ---------------
Robert K. Chapman, Chief Executive Officer               --             --
Dale L. Chadderdon, Chief Financial Officer         $ 1,476         26.751
Randal J. Rabe, Executive Vice President                 --             --
Todd C. Clark, Executive Vice President                  --             --
Gary D. Haapala, Executive Vice President                --             --
Thomas C. Gannon, Senior Vice President                  --             --
All current eligible executive officers of the
   Company and the Banks, including those above     $25,788        438.437

VOTE REQUIRED FOR APPROVAL

Shareholder approval of the Management Plan is not required by Michigan corporate law; however, the Directors believe it is good corporate practice to present such plan to shareholders for their approval.

Assuming the presence of a quorum, the proposal with respect to the Management Plan will be approved if it receives the affirmative vote of a majority of the votes cast by the holders of shares of common stock entitled to vote thereon at the annual meeting. Thus, any abstention or broker non-vote with respect to shares entitled to vote will have no effect on the outcome of the vote on this proposal. If the Management Plan is not approved, it will cease being effective after all of the shares subject to the Management Plan have been awarded.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE
        AMENDED AND RESTATED SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN.

    COMPENSATION & GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No officer, or employee or former officer of the Company or any of its subsidiaries served as a member of the Compensation & Governance Committee during 2006. During 2006, other than for relationships involving subsidiaries of the Company:

1. No executive officer of the Company served on the compensation committee of another entity, one of whose executive officers served on the Compensation & Governance Committee of the Company;

2. No executive officer of the Company served as a Director of another entity, one of whose Executive Officers served on the Compensation & Governance Committee of the Company;

3. No executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

Members of the Compensation and Governance Committee were clients of and had transactions (loans and commitments to lend) with the Banks in the ordinary course of business during 2006. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of December 31, 2006, no persons except those listed in the following table, owned beneficially more than five percent (5%) of the voting securities of the Company. The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2006.

                                                            AMOUNT AND NATURE OF   PERCENT OF
           NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP      CLASS
           ------------------------------------             --------------------   ----------
Lilley & Co., a nominee of United Bank & Trust as Trustee
P.O. Box 248, Tecumseh, MI  49286                                197,156(1)           7.51%
Comerica Bank as Trustee
One Detroit Center, Detroit, MI  48275                           128,770(2)           5.15%

(1) United Bank & Trust as Trustee has sole voting and sole investment powers with respect to 183,258 of the shares, and shared voting and shared investment powers with respect to the remaining 12,914 of these shares. It is the policy of the Bank's Wealth Management Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Wealth Management Group will generally vote with the management of the Company.

(2) The Trust Department of Comerica Bank reports that it has sole voting powers with respect to 128,770 shares and shared voting power with respect to no shares, as disclosed pursuant to its Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007.

                        SECURITY OWNERSHIP OF MANAGEMENT

The table below discloses the name of each of the incumbent Directors, Director nominees and executive officers of the Company, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 23, 2007, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the incumbent Directors, Director nominees and executive officers as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2006, according to information furnished to the Company by said persons.

The numbers of shares shown below includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has voting power, shared voting power, sole investment power or shared investment power. Amounts deferred under the Director Retainer Stock Plan or the Senior Management

Bonus Deferral Stock Plan do not result in shares issued until the date upon which a person ceases being a member of the plan. Options granted under the Company's Stock Option Plan are included in the table to the extent that they are vested or will vest within sixty days of the record date.

                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                       -------------------------------------------     TOTAL
               NAME OF                   (A)        (B)    (C) VESTED   (D) TOTAL      SHARES       % OF
          BENEFICIAL OWNER             SHARED      SOLE      OPTIONS    SOLE (B+C)   (A+D) (1)   TOTAL (2)
          ----------------             ------     ------   ----------   ----------   ---------   ---------
DIRECTORS OF UNITED BANCORP, INC.
James D. Buhr                              --        236      1,943        2,179        2,179         *
Joseph D. Butcko                          525     11,744        728       12,472       12,997         *
Robert K. Chapman                       1,535(3)   5,431     10,425       15,856       17,391         *
George H. Cress                           352(3)   3,388        728        4,116        4,468         *
John H. Foss                               --      2,653        728        3,381        3,381         *
James G. Haeussler                         --      8,643      1,266        9,909        9,909         *
David S. Hickman                           --     45,215      5,769       50,984       50,984      1.91%
James C. Lawson                        23,871(3)  13,358        728       14,086       37,957      1.42%
Robert G. Macomber                      5,386(3)      --        728          728        6,114         *
Donald J. Martin                           --     67,711        795       68,506       68,506      2.56%
David E. Maxwell                        4,316     38,806        795       39,601       43,917      1.64%
Kathryn M. Mohr                         2,289        400        728        1,128        3,417         *

EXECUTIVE OFFICERS WHO ARE NOT
   DIRECTORS OF THE COMPANY
Dale L. Chadderdon                     13,626      3,645      4,017        7,662       21,288         *
Todd C. Clark                             621        118      3,363        3,481        4,102         *
Thomas C. Gannon                           --        809      3,543        4,352        4,352         *
Jamice W. Guise                            --         --        173          173          173         *
Gary D. Haapala                            --         --         --           --           --         *
John A. Odenweller                         --      1,587      4,935        6,522        6,522         *
Randal J. Rabe                            732        131      4,430        4,561        5,293         *
                                                                                      -------
ALL DIRECTORS AND EXECUTIVE OFFICERS
   AS A GROUP (19 PERSONS)                                                            303,113      11.35%

(1) Includes shares pledged as security as follows: Hickman, 10,000 shares; Macomber, 5,386 shares

(2) The symbol "*" shown in this column indicates ownership of less than 1% of the current outstanding Common Stock of the Company, which is the Company's only class of voting securities.

(3) Includes stock with shared voting and investment power and no direct ownership interest

     DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED
                     INTERESTS - TRANSACTIONS WITH THE BANKS

Directors and executive officers of the Company, and their related interests, were clients of and had transactions (including loans and commitments to lend) with the Banks in the ordinary course of business during 2006. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to the Banks, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 2006 to all Directors and executive officers of the Company, as a group, and their related interests were $37,851,000.

Any such loan transaction presently in effect with any Director or executive officer of the Company is current as of this date, and is in compliance with Regulation O.

Under the charter of the Compensation & Governance Committee, such Committee is to conduct reviews of related party transactions for potential conflicts of interest. All such transactions must be approved by the Compensation & Governance Committee. To the extent such transactions are ongoing business relationships with the Company, such transactions shall be reviewed annually and such relationships shall be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms' length. Related party transactions are those involving the Company and the Banks which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's Directors and officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all officers, Directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2006, with the following exceptions: Mr. Hickman filed one Form 4 late with respect to one transaction and Mr. Maxwell filed two Form 4s late with respect to two separate transactions. Each exception was the result of miscommunication between the Directors and the Company, and procedures have been established to minimize the likelihood of such miscommunication in the future.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has engaged BKD as its independent public accountants to audit the Company's financial statements for the year ending December 31, 2007. BKD has been engaged as the Company's independent public accountants to audit the Company's financial statements since the year ended December 31, 2002.

The following table details the fees billed by BKD for work performed for the fiscal years ended December 31, 2006 and 2005, by category of fee:

                                                            2006       2005
                                                          --------   --------
Audit Fees                                                $157,293   $151,371
Audit Related Fees                                              --         --
Tax Fees (consisting of tax preparation and related tax
   compliance matters)                                       8,820      8,318
All Other                                                       --         --
                                                          --------   --------
Total                                                     $166,113   $159,689

Audit fees consist of fees for the audit of the Company's financial statements, or for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements. Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements. Tax fees consist of fees billed for tax compliance, tax advice and tax planning.

The Company's Audit Committee has concluded that the provision of services covered under the captions "Audit Related Fees" and "Tax Fees" with respect to BKD is compatible with BKD maintaining its independence. In compliance with its Audit Committee Charter, which requires all audit and permitted non-audit services to be pre-approved by the Audit Committee, all audit and non-audit services as disclosed above were pre-approved by the Audit Committee. None of the hours expended on BKD's engagement to audit the consolidated financial statements for the year ended December 31, 2006 were attributed to work performed by persons other than BKD's full-time, permanent employees.

A representative of BKD is expected to be present at the Annual Meeting. The representative will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

                                  OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

March 16, 2007                          By Order of the Board of Directors


                                        /s/ Dale L. Chadderdon
                                        ----------------------------------------
                                        Dale L. Chadderdon
                                        Senior Vice President,
                                        Secretary and Treasurer

                                  ATTACHMENT B
                              UNITED BANCORP, INC.
                             AUDIT COMMITTEE CHARTER
                                DECEMBER 12, 2006

The Audit Committee Charter (the "Charter") governs the operations of the Audit Committee of United Bancorp, Inc. (the "Company") and its subsidiaries. At least annually, the Audit Committee (the "Committee") shall review and reassess the adequacy of the Charter and recommend any proposed changes to the Board of Directors for approval.

PURPOSE

The Committee is appointed by the Board of Directors of United Bancorp, Inc. (the "Board") to assist the Board in its oversight responsibilities for the financial reporting process, the system of internal control, the Company's internal audit process, the independent registered public auditors' qualifications and independence, the performance of the independent registered public auditors, and the Company's process for monitoring compliance with ethics policies and legal and regulatory requirements.

AUTHORITY

In discharging its oversight role, the Committee shall have the authority to conduct or authorize any investigation appropriate to fulfilling its responsibilities, and shall have full access to all records, facilities and personnel of the Company, as well as, the independent registered public auditors. It is empowered to:

     1. Appoint, terminate, compensate, and oversee the work of any independent registered public accounting firm employed by the Company.

     2. Review and mediate any disagreements between management and the independent registered public auditors regarding financial reporting.

     3.   Pre-approve all auditing and permitted non-auditing services.

     4. Retain independent counsel, accountants or others to advise the Committee or assist in the conduct of an investigation.

     5.   Seek any information it requires from employees or external parties.

     6. Meet with Company management, external auditors, internal auditors or outside counsel, as the Committee deems necessary.

The Company shall provide for (a) appropriate funding, as determined by the Committee, for payment of compensation to (i) the independent registered public auditors for the purpose of rendering or issuing an audit report or performing other audit review or audit services and (ii) any advisors or counsel employed by the Committee, and (b) the ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

COMPOSITION

The Committee shall be comprised of at least three Board members, each of whom is a Director of the Company and is independent of management and the Company. Each member of the Committee shall meet the independence requirements of the rules and regulations of the Securities and Exchange Commission (SEC) and the NASDAQ stock exchange listing standards. In addition, all members of the Committee must meet the applicable independence and


                                    Page B-1
experience requirements of the Federal Deposit Insurance Act, as amended, and applicable rules and regulations thereunder.

All Committee members shall be financially literate, as such qualification is interpreted by the Board in its business judgment, and be able to read and understand fundamental financial statements, and at least one member of the Committee must qualify as "audit committee financial expert," as defined by the rules of the SEC and as determined by the Board, including someone with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Also, he/she shall have experience with internal accounting controls and an understanding of audit committee functions.

Committee members shall not simultaneously serve on the audit committees of more than three other public companies.

Annually, at the February Committee meeting, the Committee will elect a chairperson whose term will begin with the May Committee meeting.

MEETINGS

The Committee shall meet as often as it deems advisable, but not less frequently than quarterly. All Committee members are expected to attend each meeting. The Committee shall periodically meet in executive session and will also meet with management, the internal auditors, and the independent registered public auditors in separate executive sessions to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent registered public auditors to meet privately with members of the Committee. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials.

DUTIES AND RESPONSIBILITIES

While the Committee has the responsibilities and powers set forth in this Charter, the Committee's responsibilities are principally of an oversight nature. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. The Committee recognizes that financial management, including any internal audit staff and/or persons performing similar functions, as well as the independent registered public auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members. Furthermore, it is recognized that the members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, including ensuring that the financial statements are accurate, complete, and stated in accordance with GAAP and, together with the other financial information included in the Company's public disclosures, fairly present the financial condition, results of operations, and cash flows of the Company. Management is also responsible for the Company's financial reporting process, accounting policies, internal audit function, internal control over


                                    Page B-2
financial reporting and disclosure controls and procedures. The independent registered public auditors are responsible for planning and conducting an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with GAAP, reviewing the Company's quarterly financial statements and preparing an attestation report on management's assessment of the Company's internal control over financial reporting.

The following shall be the principal duties and responsibilities of the
Committee:

INDEPENDENT REGISTERED PUBLIC AUDITORS

     The Committee shall:

     1. In its capacity as a committee of the Board of Directors be directly responsible for the appointment, compensation, termination and oversight of the independent registered public auditors. The independent registered public accounting firm shall report directly to the Committee.

     2. Review, and if such services are appropriate in the discretion of the Committee, pre-approve all audit and permitted non-audit services provided by the independent registered public auditors.

     3. Assess the independence of the independent registered public auditors. At least annually, the Committee shall require the independent registered public auditors to provide a formal written statement, consistent with the Independence Standards Board Standard No. 1, delineating all relationships the independent registered public auditors have with the Company. The Committee shall discuss with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors including consideration of non-audit services provided by the independent registered public auditors and the fees paid for such services.

     4. Set clear hiring policies for the Company and its subsidiaries regarding employees or former employees of the independent registered public auditors.

     5. Annually, obtain and review a report by the independent registered public audit firm regarding the following: (1) its internal quality control procedures; (2) any material issues raised in internal quality control reviews, or peer reviews, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities (within the preceding five years), respecting one or more independent audits carried out by the firm; (3) any steps taken to deal with any such issues; and (4) all relationships between the independent registered public accountants and the Company.

     6. Review and discuss the proposed scope and general approach of their audit plan. Discuss the accounting treatments, policies and practices used by the independent registered public auditors and alternatives to same within GAAP that have been discussed with management; discuss communications between management and the independent auditors.

     7. In consultation with management, the internal auditor, and the independent registered public auditors, assesses the integrity of the Company's financial reporting processes and controls including the system of internal control and the procedures for financial reporting and disclosure.


                                    Page B-3

     8. Require the rotation of the independent registered public auditors' lead or concurring partner every five (5) years and every other partner every seven (7) years.

     9.   Obtain assurance from the independent registered public auditors that
          Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

     10. Review and discuss with independent registered public auditors any reports or disclosures of insider and affiliated party transactions.

INTERNAL AUDIT

     1. Ratify the appointment, replacement, reassignment or dismissal of the Internal Auditor.

     2. Oversee the internal audit function and provide internal audit the authority to examine all records and issue independent reports in order to provide objectivity to the internal audit function.

     3. Review with Internal Auditor, the internal audit function, the internal auditors' budget, staffing, and reporting obligations, the proposed audit plan for the coming year, the coordination of that proposed audit plan with the Company's independent registered public auditors, the results of the internal audit and a specific review of any significant issues.

REVIEW AND DISCUSSION PROCEDURES

     1. Discuss with the independent registered public auditors the matters required to be discussed by Statement on Auditing Standard No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work and management's response, and any restrictions on the scope of activities or access to requested information.

     2. Obtain and review regular reports from the independent registered public auditors on the critical accounting policies and practices of the Company and all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, any ramifications of such alternative treatments, and the auditors' preferred treatment.

     3. Review with the independent registered public auditors any audit problems or difficulties including resolution of disagreements between management and the auditors regarding financial reporting and management's responses. The Committee shall have final authority to resolve disagreements between management and the independent registered public auditors regarding financial reporting.

     4. Review with management and internal audit any significant weaknesses in the system of internal control for detecting and reporting financial errors, defalcations, legal violations, and noncompliance with the standards adopted as a code of conduct for the Company and its subsidiaries.

     5. Quarterly, prior to the filing of the Form 10-Q, discuss with the independent registered public auditors' their quarterly SAS No. 100 review of the financial statements. If any concerns are discovered during the independent registered public auditors' quarterly review the independent registered public auditors shall disclose this information through direct communication to the Committee (or an appointed representative). The Committee shall review and discuss these issues with the independent registered public auditors and


                                    Page B-4
          management. A report of this communication shall be included in the minutes of the next scheduled meeting of the audit Committee.

     6. Review and discuss earnings press releases, including the use of "pro-forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies, prior to their release to the public. These discussions may be done generally (i.e., discussions of the types of information to be disclosed and the type of presentation to be made).

     7. Review management's assessment of the effectiveness of the internal controls as of the end of the most recent fiscal year and the independent registered public auditors' report concerning its review of management's assessment of the Company's internal controls, control structure and material weaknesses.

     8. Review and discuss with management and the independent registered public auditors, the annual financial statements and related footnotes and the independent registered public auditors' audit of and report on the financial statements and also the annual Form 10-K filing with the Securities and Exchange Commission and whether the information in the filing is consistent with the information in the financial statements.

     9. Review with management and the independent registered public auditors other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

     10. Review any other material written communications between the independent registered public auditors and management, such as any management letter or schedule or unadjusted differences.

     11. Review with management, internal audit, and risk management, all legal and regulatory matters that may have a material effect on the Company's financial statements, including significant issues concerning litigation, contingencies, claims, or assessments.

     12. Review with management and internal audit, the results of regulatory examinations of the Company and its subsidiaries and management's responses to such reports.

     13. Meet with the Chief Executive Officer and the Chief Financial Officer to discuss officer certification issues and (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report data and have identified for the issuer's independent registered public auditors any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

OTHER COMMITTEE RESPONSIBILITIES

     1. Prepare the Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     2. Recommend to the Board of Directors that the audited financial statements be included in the Form 10-K.

     3. In compliance with section 301 of the Sarbanes-Oxley Act of 2002, the Committee shall establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the


                                    Page B-5
          confidential, anonymous submissions by employees of questionable accounting or auditing matters.

     4. Annually, review and assess the adequacy of the Audit Committee Charter and recommend changes to the Board for approval.

     5. Annually, perform a comprehensive self-evaluation of the effectiveness of the Committee.

     6. Based on the recommendations of management, internal audit, and its own observations, the Committee may periodically engage an external CPA firm (must be a separate firm, NOT the firm providing financial statement audit services for the Company) to complete special or co-sourced audits for the Company.

     7. Regularly report to the Board of Directors about committee activities, and related recommendations.

     GENERAL

     In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

          (a) One or more officers or employees of the Company whom the Committee members in good faith believe to be reliable and competent in the matters presented;

          (b) Counsel, the outside auditor, or other persons as to matters which the Committee member in good faith believes to be within the professional or expert competence of such person; or

          (c) Another committee of the Board as to matters within its designated authority, which committee the Committee member in good faith believes to merit confidence.


                                    Page B-6

                                  ATTACHMENT C
                              UNITED BANCORP, INC.
                   COMPENSATION & GOVERNANCE COMMITTEE CHARTER
                            REVISED JANUARY 22, 2007

                               STATEMENT OF POLICY

The Compensation Committee of United Bancorp, Inc. addresses matters relating to employment, compensation, and management performance, while maintaining appropriate interaction with its subsidiary bank boards.

                                   MEMBERSHIP

Members of the Compensation Committee will be selected annually by the United Bancorp, Inc. Board of Directors. The Committee shall consist of at least three members. Additionally, no director may serve on the Committee unless he or she is "independent" under the Nasdaq rules, a "Non-Employee Director" as set forth in Rule 16b-3 of the Securities Exchange Act of 1934 and meets the definition of an "outside director" for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended. Members of the Committee shall be appointed annually by the Board of Directors at its annual meeting or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as Chairman. The Committee shall hold meetings (in person or by telephone conference) as necessary, but at least four times per year. The Committee will meet from time to time in executive sessions without management participation.

Except to the extent prohibited by exchange or Nasdaq rules (if applicable) and state law, the Committee may delegate its authority to subcommittees when it deems appropriate and in the best interests of the Company.

                       POWERS, DUTIES AND RESPONSIBILITIES

1. Evaluates the effectiveness of United Bancorp's key executive officers (the Management Committee) and appropriate management continuity, including a succession plan for the chief executive officer and other members of the Management Committee.

2. Evaluates the performance of the chief executive officer and reviews and recommends to the Board of Directors the chief executive officer's compensation.

3. Receives input from the chief executive officer regarding compensation for other Management Committee members, and based on established guidelines and procedures, recommends their approval to the Board of Directors.

4. Annually, reviews and approves corporate goals and objectives of United Bancorp's compensation programs.

5. Monitors the overall soundness and effectiveness of officer and employee compensation and benefit programs.

6. Oversees selection of outside consultants to review the compensation program as appropriate.

7. Monitors the overall soundness and effectiveness of employment-related policies and practices, including diversity and leadership development, and provides advice and counsel regarding human resources strategy.


                                    Page C-1

8.   Functions as the administrative committee under the 1999 Stock Option
     Plan and 2005 Stock Option Plan of United Bancorp, Inc. and determines the appropriate number of options to be granted each year and the distribution of those options amongst eligible executives.

9. At least annually reviews and approves the target return on equity and/or other applicable targets to be used in the Management Committee Incentive Compensation Plan, 401(k) Plan, Stockholder Bonus Plan or other benefit plan.

10. Considers and makes recommendations to the Board of Directors regarding the selection and retention of all key executive officers of United Bancorp, Inc. and other officers as appropriate.

11. Reviews the compensation of directors, reviews and provides counsel on board committee structure, and proposes new directors or responds to director candidates proposed by other directors or by shareholders (pursuant to procedures set forth in United Bancorp's bylaws).

12. Annually, evaluates the members of the board of directors, compensation and audit & compliance committees with regard to independence, and makes a determination that the independence rules of the SEC and Nasdaq are met, with the full board of directors to ratify this action.

13. Annually, reviews and discusses with Management, the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on said discussion, recommends to the Board of Directors that the Compensation and Discussion and Analysis be included in United Bancorp's annual report on Form 10-K, proxy statement or information statement. The foregoing shall be disclosed in such annual report or Form 10-K, proxy statement or information statement under the caption "Compensation Committee Report" and the names of each member of the Compensation & Governance Committee shall appear below such disclosure.

14. Reviews and approves all related party transactions for potential conflicts of interest. To the extent such transactions are ongoing business relationships with United Bancorp, Inc. and its subsidiaries, such transactions shall be reviewed annually and such relationships shall be on terms not materially less favorable than would be usual and customary in similar transactions between unrelated persons dealing at arm's length. Related party transactions are those involving United Bancorp, Inc. and its subsidiaries, which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.


                                    Page C-2

                                  ATTACHMENT D
                            CERTIFICATE OF AMENDMENT
                      TO RESTATED ARTICLES OF INCORPORATION

Article III of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   ARTICLE III

The aggregate number of shares of common stock, no par value, which the Company will have authority to issue is ten million shares. Such shares have full voting rights and powers and all other rights and powers and no qualifications, limitations or restrictions.


                                    Page D-1

                                  ATTACHMENT E
                              UNITED BANCORP, INC.
                              AMENDED AND RESTATED
                          DIRECTOR RETAINER STOCK PLAN
                                JANUARY 22, 2007

1 -- PURPOSE

     The purpose of this Director Retainer Stock Plan is to provide Eligible Directors with a means of deferring payment of retainers and board meeting fees payable to them in the future as a result of serving as a director of the Company and/or its subsidiary Banks, while at the same time expressing their commitment to the Company by subjecting such deferred retainers and fees to the stock market performance of the common stock of the Company.

2 -- DEFINITIONS

     As used in the Plan, the following terms have the following respective meanings:

     "Bank" means a subsidiary bank of the Company.

     "Board" means the Board of Directors of the Company.

     "Committee" has the meaning given in Section 3 hereof.

     "Company" means United Bancorp, Inc., a Michigan corporation, and any successor thereof.

     "Determination Date" means, for each Participating Director, the earliest date on which, due to death, disability, or any other reason whatsoever, such Participating Director is neither a Director of the Company, nor a Director of the Bank.

     "Eligible Director" means, for any relevant time, each individual who at that time is a Director of the Company and/or the Bank and is not also an employee of the Company or any subsidiary of the Company.

     "Exchange" means national securities exchanges, including for this purpose the Nasdaq National Market" or the OTC Bulletin Board, if applicable.

     "Market Price" means, for any given date: (i) if the Shares are then listed for trading on one or more Exchanges, the closing price for a Share on the principal such Exchange on the date in question (or, if no Shares traded on such Exchange on such date, the next preceding date on which such trading occurred);
(ii) if (i) is inapplicable but bid and asked prices for Shares are quoted through such Exchange, the average of the highest bid and lowest asked prices so quoted for a Share on the date in question (or, if no prices for Shares were quoted on that date, the next preceding date on which they were quoted); (iii) if (i) and (ii) are inapplicable but bid and asked prices for Shares are otherwise quoted by one or more broker-dealers known to the Company to be making a market in the Shares, the average of the highest bid and lowest asked prices so quoted on the date in question (or, if no prices were quoted on that date, the next preceding date on which they were quoted); and (iv) if all of the foregoing are inapplicable, the fair market value of a Share on the date in question as determined in good faith by the Committee.

     "Nasdaq" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Participating Director" means an individual who, while an Eligible Director, has elected to participate in the Plan as contemplated by Section 5.1 hereof.


                                    Page E-1

     "Participation Election" has the meaning given in Section 5.1 hereof.

     "Plan" means this Director Retainer Stock Plan.

     "Reserve Account" has the meaning given in Section 6.1 hereof.

     "Retainer" means the entire amount payable to a Participating Director for serving as a director of the Company and/or the Bank during a given period, including amounts payable for attendance during such period at meetings of the Board or of the board of directors of the Bank, but excluding any amounts payable for serving on or as chair of any committee of either board and excluding any amounts payable for reimbursement of expenses.

     "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 (or any successor rule or regulation), as in effect and applicable to the Company at a given time.

     "Shares" means shares of the no par value common stock of the Company, or such other securities or other property as hereafter may become issuable to a Participating Director in lieu of shares of such stock pursuant to an adjustment made under Section 9 hereof.

3 -- ADMINISTRATION

     The Plan shall be administered by a committee of the Board (the "Committee") consisting of the Chief Executive Officer of the Company (or, if the Chief Executive Officer is a not a member of the Board at a given time, consisting of all members of the Board who are not Eligible Directors). To the extent consistent with the terms of the Plan, the Committee shall have the power to interpret any Plan provision, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations that it deems necessary or advisable to administer the Plan. The Committee may appoint such agents to assist in administration of the Plan, other than Eligible Directors, as the Committee deems appropriate.

4 -- SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 9 hereof, no more than 75,000 Shares in the aggregate may be issued pursuant to the Plan. There shall at all times be reserved for issuance under the Plan from the authorized and unissued Shares a number of Shares equal to the maximum number that in future may be issued under the Plan.

5 -- ELECTION PROCEDURES

     5.1 INITIAL ELECTIONS. After the Plan becomes effective, an Eligible Director may elect to defer payment of all or a portion of his or her future Retainer by executing and delivering to the Secretary of the Company (or such other officer of the Company as the Committee hereafter may designate) a written election to participate in the Plan (a "Participation Election"), identifying (as a multiple of 10%) the percentage of the director's Retainer elected to be deferred and otherwise in such form as the Committee shall have approved. If a Participation Election is executed and delivered by an Eligible Director no later than 30 days after the Plan becomes effective (or, for an individual who later becomes an Eligible Director, no later than 30 days after he or she became eligible), the director's election shall be given effect commencing as of the next calendar quarter after delivery of the Participation Election or, if later, the date specified in the Participation Election. If a Participation Election is executed and delivered by an Eligible Director after the 30 day period applicable to such director, the director's election shall be given effect commencing as of the next calendar year after delivery of the Participation Election or, if later, the date specified therein.


                                    Page E-2

     5.2 CHANGES IN ELECTIONS. An Eligible Director who has become a Participating Director by complying with the procedures set forth above thereafter may increase or decrease the percentage of his or her Retainer to be deferred or may terminate future deferrals by executing and delivering to the Secretary or other designated officer another Participation Election reflecting such increase, decrease, or termination. However, the change reflected in such other Participation Election shall not be given effect until the next calendar year after it is delivered or, if later, the date specified therein.

6 -- RESERVE ACCOUNTS

     6.1 ESTABLISHMENT OF ACCOUNTS. For each Participating Director, the Company shall establish and maintain a bookkeeping account (a "Reserve Account") in which all units allocable to the Participating Director due to his or her participation in the Plan shall be credited.

     6.2 CREDITS TO ACCOUNTS FOR DEFERRED RETAINERS. Whenever a portion of his or her Retainer is earned by a Participating Director, the cash amount payable shall be reduced by the percentage of such amount which the Participating Director has elected to defer pursuant to his or her Participation Election then in effect, and there shall be credited to the Participating Director's Reserve Account a number (to four decimal places) of units that is equal to the amount by which the Participating Director's cash payment has been reduced, divided by the Market Price as of the cash payment date. For this purpose, portions of a Retainer attributable to meeting attendance shall be deemed earned as meetings are attended, and one quarter of the remainder of a Retainer for any calendar year shall be deemed earned as of the first business day of each calendar quarter.

     6.3 CREDITS FOR CASH DIVIDENDS OR DISTRIBUTIONS. On the payment date for any cash dividend or other cash distribution declared upon the Shares, there shall be credited to each Participating Director's Reserve Account that number (to four decimal places) of units that is equal to the total of units which on the related record date were in the Participating Director's Reserve Account, multiplied by the per Share cash dividend or other distribution, and divided by the Market Price on such payment date.

     6.4 REPORTS CONCERNING ACCOUNTS. In January of each year, the Company shall provide each Participating Director with a report of his or her Reserve Account balance as of the end of the preceding year.

7 -- PAYMENT OF ACCOUNT VALUES

     7.1 GENERAL. Subject to the provisions of Sections 7.2 and 7.3, on or within 30 days after a Participating Director's Determination Date, the Company shall issue and deliver to the Participating Director that number of Shares which equals the number of whole units credited to his or her Reserve Account as of the Determination Date and shall pay to the Participating Director in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the Reserve Account as of the Determination Date and the number of Shares being distributed, multiplied by the Market Price as of the Determination Date. If, on the date such Shares are issued and/or such payment is made, any cash dividend or other cash distribution has been declared upon the Shares with a record date earlier than the issuance date but after the Determination Date, then the Company also shall pay to the Participating Director in cash an amount equal to the total number of units in his or her Reserve Account on the Determination Date multiplied by the per Share cash dividend or distribution.

     7.2 EFFECT OF PLAN LIMITS ON SHARES. In any case in which the distribution of Shares to a Participating Director in accordance with Section 7.1 would be impermissible due to the Plan's


                                    Page E-3
limits on available Shares (after taking into account any then pending distribution to be made to any other Participating Director having an earlier Determination Date), the number of Shares to be issued to the affected Participating Director shall be reduced to the maximum number of Shares then permissible under such limits (or, if more than one Participating Director having the same Determination Date is affected, the highest whole number determined by multiplying the maximum number of Shares then available by a fraction the numerator of which is the Determination Date number of units in his or her Reserve Account and the denominator of which is the aggregate Determination Date number of units in the affected Participating Directors' Reserve Accounts), and the remaining value of his or her Reserve Account (or, if necessary, the entire value of such account) shall be determined in accordance with Section 7.1 and shall be payable in cash.

     7.3 DISTRIBUTION IN CASE OF DEATH OR MENTAL INCAPACITY. If a Participating Director's Determination Date occurs due to death, or if he or she dies prior to delivery of Shares and any cash required to be delivered pursuant to the Plan, the Shares deliverable shall be issued in the name of, and such Shares and any cash required to be delivered under the Plan shall be delivered to, the beneficiary or beneficiaries designated in the Participating Director's then most recent Participation Election, or, if no beneficiary has been designated, the legally appointed personal representative of the Participating Director's estate. If no such representative is appointed by the time delivery is due, then the Company shall hold the items to be delivered until appointment occurs or proper claim for such items otherwise is made of the Company by the person or persons entitled thereto. If the Company is notified that a Participating Director has been adjudicated mentally incompetent as of the time Shares and any cash deliverable under the Plan are to be delivered to the Participating Director, or if it otherwise is demonstrated to the satisfaction of the Company that such mental incapacity then exists by a person authorized by a durable power of attorney or similar document to attend to the Participating Director's financial affairs, the Shares shall be issued in the name of, and such Shares and any required cash shall be delivered to, the Participating Director's legally appointed guardian or conservator or, if none has been appointed, the holder of such power of attorney or similar document.

8 -- MISCELLANEOUS MATTERS

     8.1 DIRECTOR RIGHTS CONCERNING RESERVE ACCOUNTS. Reserve Accounts are not intended to be and shall not be trust accounts or escrow accounts for the benefit of any Participating Director or other person, nor shall the establishment and maintenance of a Reserve Account in itself afford any Participating Director or other person any right or interest in any asset the Company may determine to earmark or in any Shares reserved for future payment of benefits under the Plan. Rather, future benefits payable under the Plan are intended to be unfunded for tax purposes, and the sole right of a Participating Director or beneficiary or other successor in interest thereof with respect to his or Reserve Account shall be the right as an unsecured general creditor of the Company to claim any Shares or cash to which the Participating Director becomes entitled after his or her Determination Date, pursuant to the terms and conditions of the Plan.

     8.2 INALIENABILITY OF RESERVE ACCOUNTS. A Participating Director's right and interest in his or her Reserve Account shall not be subject in any manner to anticipation, alienation, sale, assignment, pledge, encumbrance, attachment, garnishment for the benefit of creditors of the Participating Director, or other transfer whatsoever, other than by will or the laws of descent and distribution.


                                    Page E-4

     8.3 RIGHTS AS HOLDER OF SHARES. A Participating Director shall have no rights as a holder of Shares to be delivered pursuant to the Plan unless and until a certificate evidencing such Shares is issued by the Company.

     8.4 FUTURE TERMS AS A DIRECTOR. Nothing in the Plan or any Participation Election shall obligate any Eligible Director or Participating Director to continue as a director of the Company or the Bank, or to accept any nomination for a future term as such a director, or require the Company to nominate or cause the nomination of any Eligible Director or Participating Director for a future term as a director of the Company or the Bank.

     8.5 WITHHOLDING. The Company shall be entitled to withhold and deduct from any amounts due from the Company to a Participating Director, all legally required amounts necessary to satisfy any Federal, state or local withholding taxes arising directly or indirectly in connection with the Plan or any Participation Election, and the Company may require the Participating Director to remit promptly to the Company the amount of such taxes before taking any future actions with respect to the Participating Director's Reserve Account or Participation Election.

     8.6 APPLICABLE LAW. The Plan and all actions taken under it shall be governed by the internal laws of the State of Michigan.

9 -- ADJUSTMENTS

     In the event of any non-cash dividend or other distribution, or any stock split, reverse stock split, recapitalization, reorganization, split-up, spin-off, merger, consolidation, share exchange, or other like change in the capital or corporate structure of the Company affecting the Shares, there shall be made such adjustment or adjustments (if any) in the number and type of Shares issuable under the Plan and in the numbers of units credited to the Reserve Accounts of Participating Directors as the Board determines to be appropriate in light of such event in order to continue to make available the benefits intended by the Plan, but no adjustment shall be required by reason of any sales of Shares or other Company securities by the Company at any price, whether below, or at or about, Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege, or otherwise.

10 -- DURATION OF THE PLAN

     10.1 EFFECTIVE DATE. The Plan has been adopted by the Board subject to shareholder approval at the Company's 1996 annual meeting of shareholders and shall become effective when, and only when, such approval is obtained.

     10.2 TERMINATION AND AMENDMENT. The Board may at any time and from time to time amend, modify, suspend, or terminate the Plan, with or without the approval of shareholders of the Company, except that: (i) no amendment or modification of the Plan shall be effective without shareholder approval at any time at which such approval is required, either by applicable rules of any securities exchange (including the NASDAQ National Market) on which Company stock is then principally traded, or by Rule 16b-3; (ii) none of the foregoing actions by the Board shall adversely affect the rights of a Participating Director with respect to an effective Participation Election without such Participating Director's consent; and (iii) for so long as may be necessary in order for the Plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the Plan and those provisions affecting the type, extent, and timing of awards under the Plan may not be amended on a frequent basis, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


                                    Page E-5

                                  ATTACHMENT F
                              UNITED BANCORP, INC.
                              AMENDED AND RESTATED
                   SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN
                                JANUARY 22, 2007

1 -- PURPOSE

     1.1 DEFERRED COMPENSATION. The purpose of this Senior Management Bonus Deferral Stock Plan is to provide Eligible Employees with a means of deferring payment of certain bonuses payable to them in the future as a result of serving as an employee of the Company and/or an Affiliated Entity, while at the same time expressing their commitment to the Company by subjecting such deferred payments to the stock market performance of the common stock of the Company.

     1.2 UNFUNDED PLAN. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA.

2 -- DEFINITIONS

     As used in the Plan, the following terms have the following respective meanings:

     "Affiliated Entity" means any corporation, partnership, or other business enterprise in which the Company directly or indirectly has a significant equity interest as determined by generally accepted accounting principles.

     "Board" means the Board of Directors of the Company.

     "Bonus" means, for any given calendar year, the entire amount payable in cash to an Eligible Employee in such year pursuant to the Senior Management Cash Bonus Plan or, if less, the amount payable to the employee pursuant to such plan which equals the Deferral Limit applicable for such calendar year.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" has the meaning given in Section 3 hereof.

     "Company" means United Bancorp, Inc., a Michigan corporation, and any successor thereof.

     "Deferral Limit" means, for any given calendar year, the maximum amount which any person eligible to participate in the Director Plan during the immediately preceding calendar year could elect to defer under that plan for such preceding year.

     "Determination Date" means, for each Participant, the earliest date on which, due to death, disability, or any other reason whatsoever, such Participant is neither an employee of the Company, nor an employee of any Affiliated Entity.

     "Director Plan" means the Director Retainer Stock Plan, as submitted for approval by the shareholders of the Company at its 1996 annual meeting and (provided such approval is obtained) as it thereafter may be amended from time to time.


                                    Page F-1

     "Eligible Employee" means, for any relevant time, each employee of the Company or an Affiliated Entity who at that time is eligible to participate in the Senior Management Cash Bonus Plan.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time.

     "Exchange" means national securities exchanges, including for this purpose the NASDAQ "National Market" or the OTC Bulletin Board, if applicable.

     "Market Price" means, for any given date: (i) if the Shares are then listed for trading on one or more Exchanges, the closing price for a Share on the principal such Exchange on the date in question (or, if no Shares traded on such Exchange on such date, the next preceding date on which such trading occurred);
(ii) if (i) is inapplicable but bid and asked prices for Shares are quoted through such Exchange, the average of the highest bid and lowest asked prices so quoted for a Share on the date in question (or, if no prices for Shares were quoted on that date, the next preceding date on which they were quoted); (iii) if (i) and (ii) are inapplicable but bid and asked prices for Shares are otherwise quoted by one or more broker-dealers known to the Company to be making a market in the Shares, the average of the highest bid and lowest asked prices so quoted on the date in question (or, if no prices were quoted on that date, the next preceding date on which they were quoted); and (iv) if all of the foregoing are inapplicable, the fair market value of a Share on the date in question as determined in good faith by the Committee.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Participant" means an individual who, while an Eligible Employee, has elected to participate in the Plan as contemplated by Section 5.1 hereof.

     "Participation Election" has the meaning given in Section 5.1 hereof.

     "Plan" means this Senior Management Bonus Deferral Stock Plan.

     "Reserve Account" has the meaning given in Section 6.1 hereof.

     "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 (or any successor rule or regulation), as in effect and applicable to the Company at a given time.

     "Shares" means shares of the no par value common stock of the Company, or such other securities or other property as hereafter may become issuable to a Participant in lieu of shares of such stock pursuant to an adjustment made under
Section 9 hereof.

     "Senior Management Cash Bonus Plan" means the United Bancorp, Inc. "Cash Incentive Plan-Tier # 1" and "Management Committee Incentive Compensation Plan", as in effect at a relevant time or such successor cash bonus plan of the Company as is then in effect at a relevant time or such successor cash bonus plan of the Company as is then in effect for senior management employees of the Company and/or the Affiliated Entities.

     "Specified Employee" is an employee who: (a) owns more than 5% of the stock of the Company; (b) owns more than 1% of the stock of the Company and has compensation from the Company in excess of $150,000 a year; or (c) is an officer of the Company under rules promulgated by the Internal Revenue Service under IRC
Section 416 having compensation in excess of


                                    Page F-2

$130,000 a year (indexed in accordance with rules promulgated by the Internal Revenue Service under IRC Section 416).

3 -- ADMINISTRATION

     The Plan shall be administered by a committee of the Board (the "Committee") consisting of all Directors of the Company other than any who are Eligible Employees. To the extent consistent with the terms of the Plan, Committee shall have the power to interpret, any Plan provision, to prescribe, amend, and rescind rules and regulations relating to the Plan, to appoint such agents to assist in the administration of the Plan as the Committee deems appropriate, and to make all other determinations that it deems necessary or advisable to administer the Plan. The Committee's interpretation and construction of the Plan and all other Committee decisions concerning the Plan or the rights of any Participant or other person thereunder shall be binding and conclusive for all purposes upon all interested parties, subject only to the procedures and limited review permitted under Sections 11.1 through 11.4 of the Plan.

4 -- SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 9 hereof, no more than 15,000 Shares in the aggregate may be issued pursuant to the Plan. There shall at all times be reserved for issuance under the Plan from the authorized and unissued Shares a number of Shares equal to the maximum number that in the future may be issued under the Plan.

5 -- ELECTION PROCEDURES

     5.1 INITIAL ELECTIONS. After the Plan becomes effective, an Eligible Employee may elect to defer payment of all or a portion of his or her future Bonuses by executing and delivering to the Secretary of the Company (or such other officer of the Company as the Committee hereafter may designate) a written election to participate in the Plan (a "Participation Election"), identifying (as a multiple of 10%) the percentage of the Eligible Employee's Bonuses elected to be deferred and otherwise in such form as the Committee shall have approved. If a Participation Election is executed and delivered by an Eligible Employee no later than 30 days after the Plan becomes effective (or, for an individual who later becomes an Eligible Employee, no later than 30 days after he or she first became eligible), the employee's election shall be given effect commencing with any Bonus payable to the employee in the next calendar year, unless a later calendar year is specified in the Participation Election. If a Participation Election is executed and delivered by an Eligible Employee after the 30 day period applicable to such employee, the election shall be given effect commencing with the second calendar year following the calendar year in which the Participation Election is delivered or, if later, the year specified therein. A cash payment of a Bonus which is not deferred hereunder shall be made as soon as practicable after the close of the fiscal year to which the Bonus relates.

     5.2 CHANGES IN ELECTIONS. An Eligible Employee who has become a Participant by complying with the procedures set forth above thereafter may increase or decrease the percentage of his or her Bonuses to be deferred or may terminate future deferrals by executing and delivering to the Secretary or other designated officer another Participation Election reflecting such increase, decrease, or termination. However, the change reflected in such other Participation Election shall only become effective commencing with the second calendar year following the calendar year in which the Participation Election is delivered or, if later, the year specified therein.


                                    Page F-3

6 -- RESERVE ACCOUNTS

     6.1 ESTABLISHMENT OF ACCOUNTS. For each Participant, the Company shall establish and maintain a bookkeeping account (a "Reserve Account") in which all units allocable to the Participant due to his or her participation in the Plan shall be credited.

     6.2 CREDITS TO ACCOUNTS FOR DEFERRED BONUSES. Whenever a Bonus is payable to a Participant, the cash amount otherwise payable shall be reduced by the percentage of such amount which the Participant has elected to defer pursuant to his or her Participation Election then in effect (up to the applicable Deferral Limit), and there shall be credited to the Participant's Reserve Account a number (to four decimal places) of units that is equal to the amount by which the Participant's cash payment has been reduced, divided by the Market Price as of the date the cash payment is payable.

     6.3 CREDITS FOR CASH DIVIDENDS OR DISTRIBUTIONS. On the payment date for any cash dividend or other cash distribution declared upon the Shares, there shall be credited to each Participant's Reserve Account that number (to four decimal places) of units that is equal to the total of units which on the related record date were in the Participant's Reserve Account, multiplied by the per Share cash dividend or other distribution, and divided by the Market Price on such payment date.

     6.4 REPORTS CONCERNING ACCOUNTS. In January of each year, the Company shall provide each Participant with a report of his or her Reserve Account balance as of the end of the preceding year, which report shall show any gain or loss in the value of the Participant's Reserve Account since the prior report.

7 -- PAYMENT OF ACCOUNT VALUES

     7.1 GENERAL. Subject to the provisions of Sections 7.2 and 7.3 and to applicable tax withholding as contemplated in Section 8.5, on or within 30 days after a Participant's Determination Date, the Company shall issue and deliver to the Participant that number of Shares which equals the number of whole units credited to his or her Reserve Account as of the Determination Date and shall pay to the Participant in cash an amount equal to the difference (if any) between the total number of whole and fractional units credited to the Reserve Account as of the Determination Date and the number of Shares being distributed, multiplied by the Market Price as of the Determination Date. If, on the date such Shares are issued and/or such payment is made, any cash dividend or other cash distribution has been declared upon the Shares with a record date earlier than the issuance date but after the Determination Date, then the Company also shall pay to the Participant in cash an amount equal to the total number of units credited to his or her Reserve Account on the Determination Date multiplied by the per Share cash dividend or distribution, but net of required tax withholding. A distribution of Shares and/or cash to a Specified Employee, under this Section or under Section 7.3, to the extent applicable to benefits which accrue after December 31, 2004, must be delayed until at least six months after separation from service (or until death, if earlier) if the Participant is a Specified Employee.

     7.2 EFFECT OF PLAN LIMITS ON SHARES. In any case in which the distribution of Shares to a Participant in accordance with Section 7.1 would be impermissible due to the Plan's limits on available Shares (after taking into account any then pending distribution to be made to any other Participant having an earlier Determination Date), the number of Shares to be issued to the affected Participant shall be reduced to the maximum number of Shares then permissible under such limits (or, if more than one Participant having the same Determination Date is affected, the


                                    Page F-4
highest whole number determined by multiplying the maximum number of Shares then available by a fraction the numerator of which is the Determination Date number of units in his or her Reserve Account and the denominator of which is the aggregate Determination Date number of units in the affected Participants' Reserve Accounts), and the remaining value of his or her Reserve Account (or, if necessary, the entire value of such account) shall be determined in accordance with Section 7.1 and shall be payable in cash.

     7.3 DISTRIBUTION IN CASE OF DEATH OR MENTAL INCAPACITY. If a Participant's Determination Date occurs due to death, or if he or she dies prior to delivery of Shares and any cash required to be delivered pursuant to the Plan, the Shares deliverable shall be issued in the name of, and such Shares and any cash required to be delivered under the Plan shall be delivered to, the beneficiary or beneficiaries designated in the Participant's then most recent Participation Election, or, if no beneficiary has been designated, the legally appointed personal representative of the Participant's estate. If no such representative is appointed by the time delivery is due, then the Company shall hold the items to be delivered until appointment occurs or proper claim for such items otherwise is made of the Company by the person or persons entitled thereto.

If the Company is notified that a Participant has been adjudicated mentally incompetent as of the time Shares and any cash deliverable under the Plan are to be delivered to the Participant, or if it otherwise is demonstrated to the satisfaction of the Committee that such mental incapacity then exists by a person authorized by a durable power of attorney or similar document to attend to the Participant's financial affairs, the Shares shall be issued in the name of, and such Shares and any required cash shall be delivered to, the Participant's legally appointed guardian or conservator or, if none has been appointed, the holder of such power of attorney or similar document. Payments made pursuant to this Section 7.3 shall operate as a complete discharge of the Company, each Affiliated Entity, and the Committee.

8 -- MISCELLANEOUS MATTERS

     8.1 PARTICIPANT RIGHTS CONCERNING RESERVE ACCOUNTS. Reserve Accounts are not intended to be and shall not be trust accounts or escrow accounts for the benefit of any Participant or other person, nor shall the establishment and maintenance of a Reserve Account in itself afford any Participant or other person any right or interest in any asset the Company may determine to earmark or in any Shares reserved for future payment of benefits under the Plan. Rather, deferred compensation credited to the Reserve Accounts shall constitute general assets of the Company, shall be subject to the claims of the Company's general creditors, and shall not cause this to be a funded plan within the meaning of any section of ERISA or the Code. Future benefits payable under the Plan shall be paid only from the authorized stock and general funds of the Company, and are intended to be unfunded for tax purposes. The sole right of a Participant or beneficiary or other successor in interest thereof with respect to his or her Reserve Account shall be the right as an unsecured general creditor of the Company to claim any Shares or cash to which the Participant becomes entitled after his or her Determination Date, pursuant to the terms and conditions of the Plan.

     8.2 INALIENABILITY OF RESERVE ACCOUNTS. A Participant's right and interest in his or her Reserve Account and in the benefits provided under the Plan shall not be subject in any manner to anticipation, alienation, sale, assignment, pledge, encumbrance, attachment, garnishment for the benefit of creditors of the Participant, or other transfer whatsoever, other than by will or the laws of descent and distribution. The Reserve Accounts and Plan benefits shall be exempt from


                                    Page F-5
the claims of creditors or other claimants and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law.

     8.3 RIGHTS AS HOLDER OF SHARES. A Participant shall have no rights as a holder of Shares to be delivered pursuant to the Plan unless and until a certificate evidencing such Shares is issued by the Company.

     8.4 NO EFFECT ON EMPLOYMENT. Nothing in the Plan or any Participation Election shall be construed to limit in any way the right of the Company or Affiliated Entity to terminate a Participant's employment at any time for any reason whatsoever; nor shall it be evidence of any agreement or understanding, express or implied, that the Company or any Affiliated Entity (i) will employ an employee in any particular position or for any particular period of time, (ii) will ensure participation in any incentive program, or (iii) will grant any awards from any such program. Nothing in the Plan or any Participation Election shall obligate any Eligible Employee or Participant to continue as an employee of the Company or any Affiliated Entity.

     8.5 WITHHOLDING. The Company shall be entitled to withhold and deduct from any amounts due from the Plan to a Participant all legally required amounts necessary to satisfy any Federal, state, or local withholding taxes arising directly or indirectly in connection with the Plan or any Participation Election, and the Company may require the Participant to remit promptly to the Company the amount of any such taxes before taking any future action with respect to the Participant's Reserve Account or Participation Election.

     8.6 SEVERABILITY. The provisions of the Plan shall be deemed severable, and in the event any provision of the Plan is held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity and enforceability of any other provision of the Plan. The Board shall have the power to modify any provision so held to the extent reasonably necessary to make the provision, as so modified, valid, enforceable, and compatible with the other provisions of the Plan.

     8.7 APPLICABLE LAW. The Plan and all actions taken under it shall be governed by the internal laws of the State of Michigan.

9 -- ADJUSTMENTS

     In the event of any non-cash dividend or other distribution, or any stock split, reverse stock split, recapitalization, reorganization, split-up, spin-off, merger, consolidation, share exchange, or other like change in the capital or corporate structure of the Company affecting the Shares, there shall be made such adjustment or adjustments (if any) in the number and type of Shares issuable under the Plan and in the numbers of units credited to the Reserve Accounts of Participants as the Board determines to be appropriate in light of such event in order to continue to make available the benefits intended by the Plan, but no adjustment shall be required by reason of any sales of Shares or other Company securities by the Company at any price, whether below, or at or about, Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege, or otherwise.

10 -- DURATION OF THE PLAN

     10.1 EFFECTIVE DATE; PLAN YEAR. The Plan has been adopted by the Board subject to shareholder approval thereof and of the Director Plan at the Company's 1996 annual meeting of shareholders and shall become effective when, and only when, such approval is obtained. The


                                    Page F-6
records of the Plan shall be maintained on the basis of a calendar year, which shall be the Plan Year of the Plan.

     10.2 TERMINATION AND AMENDMENT. The Board may at any time and from time to time amend, modify, suspend, or terminate the Plan, with or without the approval of shareholders of the Company, except that: (i) no amendment or modification of the Plan shall be effective without shareholder approval at any time at which such approval is required, either by applicable rules of any securities exchange (including the NASDAQ National Market) on which Company stock is then principally traded, or by Rule 16b-3; (ii) none of the foregoing actions by the Board shall adversely affect the rights of a Participant with respect to benefits already accrued under the Plan without such Participant's consent; and
(iii) for so long as may be necessary in order for the Plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the Plan and those provisions affecting the type, extent, and timing of awards under the Plan may not be amended on a frequent basis, other than to comport with changes in the Code, ERISA, or the rules thereunder.

11. -- CLAIMS AND DISPUTES; ARBITRATION

     11.1 CLAIMS. Claims for benefits under the Plan shall be made in writing to the Committee. The claimant may furnish the Committee with any written material he or she believes necessary to perfect the claim.

     11.2 REQUEST FOR REVIEW. A person whose claim for benefits under the Plan has been denied, or his or her duly authorized representative, may request a review upon written application to the Committee, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Committee within 60 days after receipt by the claimant of written notification of the denial of a claim. A decision by the Committee shall be made promptly, and not later than 60 days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The decision on review shall be in writing, shall include reasons for the decision, may include specific reference to the pertinent provision of the Plan on which the decision is based, and shall be written in a manner calculated to be understood by the claimant.

     11.3 ARBITRATION. Unless otherwise required by law, any controversy or claim arising out of or relating to the Plan or the breach thereof shall be settled by binding arbitration in the City of Tecumseh in accordance with the laws of the State of Michigan by three arbitrators, one of whom shall be appointed by the Company, one by the claimant, and the third of whom shall be appointed by the first two arbitrators. If the selected (third) arbitrator declines or is unable to serve for any reason, the appointed arbitrators shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of the Circuit Court of Lenawee County, Michigan shall be invoked to make such selection. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association except as provided in Section 11.4 below. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Review by the arbitrators of any decision, action, or interpretation of the Board or Committee shall be limited to a determination of whether it was arbitrary and capricious or constituted an abuse of discretion, within the guidelines of Firestone Tire & Rubber Co. v. Bruch, 489 U.S. 101 (1989). In the event the claimant shall retain legal


                                    Page F-7
counsel and/or incur other costs and expenses in connection with enforcement of any of the claimant's rights under this Plan, the claimant shall not be entitled to recover from the Company any attorney fees, costs, or expenses in connection with the enforcement of such rights (including enforcement of any arbitration award in court), regardless of the final outcome.

     11.4 CONDUCT OF ARBITRATION HEARING. Any arbitration shall be conducted as follows:

               The arbitrators shall follow the Commercial Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrators shall substantially comply with the rules of evidence, shall grant essential but limited discovery, shall provide for the exchange of witness lists and exhibit copies, and shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrators to make findings of specific factual issues.

               The arbitrators shall complete their proceedings and render their decision within 40 days after submission of the dispute to them, unless both parties agree to an extension. Each party shall cooperate with the arbitrators to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrators to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. In the event the arbitrators do not fulfill their responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of new arbitrators.

               The decision of the arbitrator shall be final and binding upon the parties, and a judgment by any Circuit Court of the State of Michigan or any other court of competent jurisdiction may be entered in accordance therewith.

               The costs of the arbitration shall be borne equally by the parties to such arbitration, except that each party shall bear its own legal and accounting expenses relating to its participation in the arbitration.

               Every asserted claim to benefits or other right of action by or on behalf of any Participant (or any beneficiary or other successor in interest or guardian, personal representative, or other representative thereof) against the Company or any Affiliated Entity arising out of or in connection with the Plan shall, irrespective of the place where such right of action may arise or be asserted, cease and be barred by the expiration of the earliest of: (i) one year from the date of the alleged act or omission in respect of which such right of action first arises in whole or in part, (ii) one year after the Participant's Determination Date, or (iii) six months after notice is given to the Participant (or his or her beneficiary or other successor in interest or guardian, personal representative, or other representative, as the case may be) of the amount of benefits payable to or in the right of the Participant under the Plan.


                                    Page F-8

                                       UNITED
                      [UNITED LOGO] -------------
                                    BANCORP, INC.

-------------------------------------------------------------------------------
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
-------------------------------------------------------------------------------
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 17, 2007

The undersigned hereby appoints David S. Hickman and Robert K. Chapman, and either of them, with full power of substitution, as Proxies for the undersigned, to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. (the "Company"), to be held at the Tecumseh Civic Auditorium, 400 North Maumee Street, Tecumseh, Michigan on Tuesday, April 17, 2007 at 4:30 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

--------------------------------------------------------------------------------
                                   PROPOSAL 1

To elect four directors constituting Class I of the Board of Directors, to serve for three years until the 2010 Annual Meeting of Shareholders and upon the election and qualification of their successors, and to elect one director to Class III of the Board of Directors, to serve for two years until the 2009 Annual Meeting of Shareholders and upon the election and qualification of their successor.
--------------------------------------------------------------------------------

     Class I Director Nominees:      JAMES D. BUHR          JAMES C. LAWSON

                                   DONALD J. MARTIN         DAVID E. MAXWELL

================================================================================
     Class III Director Nominee:  ROBERT G. MACOMBER
--------------------------------------------------------------------------------

                            Please mark only one box

[ ]   FOR all nominees                  [ ]  FOR, except vote withheld from the
                                             following nominees:

[ ]   WITHHELD from all nominees
                                        ---------------------------------------

--------------------------------------------------------------------------------
                                   PROPOSAL 2

To approve an amendment to the Company's Restated Articles of Incorporation of the Company to increase its authorized shares of common stock from five million to ten million shares.

[ ]  FOR                        [ ] AGAINST                     [ ]    ABSTAIN
--------------------------------------------------------------------------------
                                   PROPOSAL 3

To approve the amended and restated Director Retainer Stock Plan.

[ ]  FOR                        [ ] AGAINST                     [ ]    ABSTAIN
--------------------------------------------------------------------------------

                                   PROPOSAL 4

To approve the amended and restated Senior Management Bonus Deferral Stock
Plan.

[ ]  FOR                        [ ] AGAINST                     [ ]    ABSTAIN
--------------------------------------------------------------------------------

Witness my hand and seal this ____________ day of __________________, 2007.


                                                -------------------------------
                                                           (Signature)

                                                -------------------------------
                                                           (Signature)


--------------------------------------------------------------------------------
Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.
--------------------------------------------------------------------------------

Post Office Box 248 -  205 East Chicago Boulevard - Tecumseh, Michigan 49286
             - Phone 517.423.8373 - Fax 517.423.5041 - www.ubat.com